ALEXANDRIA REAL ESTATE EQUITIES, INC. EARNINGS PRESS RELEASE AND SUPPLEMENTAL INFORMATION

THIRD QUARTER ENDED SEPTEMBER 30, 2016

ALEXANDRIA®

Building the Future of Life-Changing Innovation™

Unique Collaborative Science & Technology Campuses in Urban Innovation Clusters

NYSE:**ARE**

Cambridge

Mission Bay/SoMa

New York City

San Diego

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016

CONFERENCE CALL INFORMATION:

Tuesday, November 1, 2016
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

Number: (877) 419-6593 or (719) 325-4800
Confirmation Code: 6303272

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Dean A. Shigenaga
Executive Vice President & Chief Financial Officer
Alexandria Real Estate Equities, Inc.
(626) 578-0777

ALEXANDRIA®

ALEXANDRIA CENTER® AT KENDALL SQUARE, 100 BINNEY STREET, CAMBRIDGE, GREATER BOSTON

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	i

Best-in-Class, Unique Urban Office REIT

ALEXANDRIA®
Building the Future of Life-Changing Innovation

NAREIT
COMMUNICATIONS & REPORTING EXCELLENCE
ALEXANDRIA REAL ESTATE EQUITIES, INC.
LARGE CAP EQUITY REIT
2016 GOLD AWARD
SECOND CONSECUTIVE GOLD AWARD
BEST-IN-CLASS
Transparency, Quality, and Efficiency of Disclosures and Reporting

78%
OF TOP 20 TENANTS
ANNUALIZED BASE RENT FROM INVESTMENT-GRADE TENANTS

UNIQUE COLLABORATIVE SCIENCE AND TECHNOLOGY CAMPUSES IN KEY URBAN INNOVATION CLUSTERS

CLASS A ASSETS IN AAA LOCATIONS

INVESTMENT-GRADE REIT WITH SIGNIFICANT LIQUIDITY

$1.9 billion in liquidity(1); 87% Unencumbered NOI(2)
Moody's: Baa2 / Stable; Standard & Poor's: BBB- / Positive

INTERNAL GROWTH

Favorable NNN lease structure with annual rent escalations
Strong demand from innovative entities
Limited supply of Class A space
Significant rental rate growth on leasing activity and early renewals

EXTERNAL GROWTH

Visible, multiyear, highly leased value-creation pipeline with deliveries in 2016-2018 expected to generate incremental annual net operating income in a range from $195 million to $210 million, including YTD 3Q16 deliveries; will increase net operating income by 35% over 2015

DISCIPLINED ALLOCATION OF CAPITAL AND PRUDENT MANAGEMENT OF BALANCE SHEET

UNIQUE UNDERWRITING EXPERTISE AND EXPERIENCE

Enables Alexandria to prudently underwrite tenants and strategically capitalize on industry trends

HIGH-QUALITY GROWTH IN CASH FLOWS, FFO PER SHARE, AND NAV PER SHARE AND INCREASING COMMON STOCK DIVIDENDS

(1) As of September 30, 2016. (2) For the three months ended September 30, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	ii

Table of Contents
September 30, 2016

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 8 of our Earnings Press Release for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	iii

Alexandria Real Estate Equities, Inc.
Reports
Third Quarter Ended September 30, 2016 Financial and Operating Results
Solid 3Q16 Operating Results and Solid Internal and External Growth

PASADENA, Calif. – October 31, 2016 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the third quarter ended September 30, 2016.

Key highlights:

Solid internal growth

•	Total revenues of $230.4 million, up 5.4%, for 3Q16, compared to $218.6 million for 3Q15;

•
Executed leases for 683,307 rentable square feet (“RSF”) during 3Q16, solid leasing activity in light of minimal contractual lease expirations at the beginning of 2016 and a highly leased value-creation pipeline;

•	Rental rate increases of 28.2% and 16.2% (cash basis) during 3Q16 for lease renewals and re-leasing of space aggregating 592,776 RSF (included in the 683,307 RSF above);

•	Same property net operating income growth of 5.3% and 6.1% (cash basis) for 3Q16, compared to 3Q15; and

•	54% of total annualized base rent from investment-grade tenants as of 3Q16.

Solid external growth; disciplined allocation of capital to visible, multiyear, highly leased value-creation pipeline

•	Deliveries of Class A properties in urban innovation clusters from our value-creation pipeline will increase net operating income by 35% over 2015:

Delivery Date	RSF	Leased %	Incremental Annual Net Operating Income
1H16	413,535	92%	$14 million
3Q16	590,260	98%	$41 million
4Q16	466,473	78%	$10 million to $15 million
2017-2018	1,987,948	73%	$130 million to $140 million
	3,458,216	81%	$195 million to $210 million

•	3Q16 key development and redevelopment projects placed into service:

•
274,734 RSF, 97% leased to Sanofi and 255,743 RSF, 99% leased to bluebird bio, Inc. at 50 and 60 Binney Street, respectively; improvement of initial stabilized cash yield to 7.7% from 7.3% as initially disclosed.

•	59,783 RSF to Editas Medicine, Inc. at 11 Hurley Street; improvement of initial stabilized cash yield to 8.8% from 7.9% as initially disclosed.

•	Improvement of our initial yields on the deliveries above primarily due to significant reduction in total project costs.

Increased common stock dividend

•
Common stock dividend for 3Q16 of $0.80 per common share, up 3 cents, or 4%, over 3Q15; continuation of our strategy to share growth in cash flows from operating activities with our stockholders, while also retaining a significant portion for reinvestment.

Per share results				YTD

	3Q16	3Q15	Change	3Q16	3Q15	Change
Net income (loss) attributable to Alexandria’s common stockholders – diluted:
In Millions	$5.5	$32.7	N/A	$(126.0)	$81.7	N/A
Per Share	$0.07	$0.46	N/A	$(1.69)	$1.14	N/A

FFO attributable to Alexandria’s common stockholders – diluted, as adjusted:
In Millions	$107.6	$95.0	13.2%	$305.8	$280.0	9.2%
Per Share	$1.39	$1.33	4.5%	$4.09	$3.92	4.3%

Key items impacting net income (loss) attributable to Alexandria’s common stockholders:
					YTD
(In millions, except per share amounts)	3Q16	3Q15	3Q16	3Q15	3Q16	3Q15	3Q16	3Q15
	Amount		Per Share – Diluted		Amount		Per Share – Diluted
Impairment of:
Real estate – Asia	$7.3	$—	$0.09	$—	$190.4	$14.5	$2.56	$0.20
Real estate – North America	0.8	—	0.01	—	2.8	—	0.04	—
Non-real estate investment	3.1	—	0.04	—	3.1	—	0.04	—
Loss on early extinguishment of debt	3.2	—	0.04	—	3.2	0.2	0.04	—
Preferred stock redemption charge	13.1	—	0.17	—	25.6	—	0.34	—
Total	$27.5	$—	$0.35	$—	$225.1	$14.7	$3.02	$0.20
Weighted average shares of common stock outstanding – diluted	77.4	71.5			74.5	71.4

Core operating metrics

•	Percentage of annualized base rent from investment-grade tenants as of 3Q16:

•	All tenants: 54%

•	Top 20 tenants: 78%

•	Percentage of annualized base rent from Class A properties as of 3Q16: 77%

•	Solid leasing activity, in light of minimal contractual lease expirations at the beginning of 2016 and a highly leased value-creation pipeline:

	3Q16	YTD 3Q16
Total leasing activity – RSF	683,307	1,888,691
Lease renewals and re-leasing of space:
Rental rate increases	28.2%	28.4%
Rental rate increases (cash basis)	16.2%	13.2%
RSF	592,776	1,458,386

•	Same property net operating income growth:

•	5.3% and 6.1% (cash basis) for 3Q16, compared to 3Q15

•	5.0% and 6.1% (cash basis) for YTD 3Q16, compared to YTD 3Q15

•	Occupancy for operating properties in North America at 97.1% as of 3Q16

•	Operating margin at 69% for 3Q16

•	Adjusted EBITDA margin at 67% for 3Q16

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	1

Third Quarter Ended September 30, 2016, Financial and Operating Results
September 30, 2016

External growth

Disciplined allocation of capital to visible, multiyear, highly leased value-creation pipeline

•	See page 1 of this earnings press release for key highlights.

Timely funded strategic acquisition

•
In June 2016, we entered into a definitive agreement to acquire One Kendall Square, a 644,771 RSF, 98.5% occupied, seven-building collaborative science and technology campus in our East Cambridge urban innovation cluster submarket. The purchase price is $725 million, including the assumption of a $203 million secured note payable. We expect to obtain approval by the lender for the loan assumption and complete this acquisition in 4Q16. The acquisition is expected to be funded by our forward equity sales agreements through the issuance of 7.5 million shares of our common stock. See below for additional information.

•	This acquisition provides us with a significant opportunity to increase cash flows:

•	$47/RSF average below-market in-place annual rents (mix of office gross rents and lab triple net rents);

•	55% contractual lease expirations through 2019;

•	Conversion of significant portion of campus office space into office/laboratory space through redevelopment; and

•	Entitled land parcel for near-term ground-up development of an additional building aggregating 172,500 square feet.

Balance sheet

Improvement in balance sheet leverage and liquidity

•	$13.0 billion total market capitalization as of 3Q16;

•	$1.9 billion of liquidity as of 3Q16;

•	Net debt to adjusted EBITDA

•	3Q16 annualized: 6.8x; 3Q16 trailing 12 months: 7.1x

•	4Q16 annualized target range: 5.9x to 6.3x

•	Goal: less than 6.0x;

•	3.6x fixed-charge coverage ratio for 3Q16 annualized and trailing 12 months;
4Q16 annualized target range: 3.5x to 4.0x;

•
Repurchased 1.1 million shares of our 7.00% Series D cumulative convertible preferred stock at an aggregate price of $39.3 million, or $36.31 per share, and recognized a preferred stock redemption charge of $13.1 million in 3Q16;

•
Executed an offering, subject to forward equity sales agreements, to sell an aggregate of 7.5 million shares of common stock, including 975,000 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares of our common stock, at a public offering price of $101.00 per share, subject to customary contractual price adjustments. Net proceeds, after issuance costs and underwriters’ discount, of $724.0 million, will be further adjusted as provided in the forward equity sales agreements. We expect to settle the forward sales agreements and receive proceeds from the common stock offering after the closing of One Kendall Square. Proceeds from this offering will be used to fund the acquisition of One Kendall Square located in East Cambridge, lower net debt to adjusted EBITDA by 0.3x, and fund construction.

Balance sheet (continued)

•
Raised $323.7 million from (i) dispositions completed and under contract for $217.5 million, and (ii) commitment from our joint venture partner to fund construction primarily in 2016 aggregating $106.3 million related to the completed sale of a partial interest in 10290 Campus Point Drive. See page 4 of this earnings press release for additional information.

•	Amended our unsecured senior line of credit and recognized a loss on early extinguishment of debt of $2.4 million related to the write-off of unamortized loan fees. Key changes are summarized below:

	Amended Agreement	Prior Agreement
Commitments	$1.65 billion	$1.5 billion
Interest rate	LIBOR+1.00%	LIBOR+1.10%
Maturity date	October 29, 2021	January 3, 2019

•
Completed a partial principal repayment of $200 million of our 2019 Unsecured Senior Bank Term Loan, reducing the total outstanding balance from $600 million to $400 million, and recognized a loss on early extinguishment of debt of $869 thousand related to the write-off of unamortized loan fees during 3Q16;

•	Executed two forward interest rate swap agreements, with notional aggregating $200 million at a fixed pay rate of 0.95%, that are effective on March 29, 2018;

•	Limited debt maturities through 2018 and well-laddered maturity profile;

•	Current and future value-creation pipeline was 12% of gross investments in real estate in North America as of 3Q16, with 4Q16 target range from 10% to 12%; and

•	14% unhedged variable-rate debt as a percentage of total debt as of 3Q16.

LEED certifications

•	57% of total annualized base rent expected from Leadership in Energy and Environmental Design (“LEED”) certified projects upon completion of in-process projects.

Subsequent events in October 2016

•
Acquired Torrey Ridge Science Center, a 294,993 RSF, three-building collaborative life science campus located in the heart of our Torrey Pines submarket of San Diego, for a purchase price of $182.5 million. The campus is 87.1% occupied, and we expect to achieve an initial stabilized yield (cash basis) of 6.8% at stabilization in 1H18 upon completion of near-term renewals/re-leasing of acquired below-market leases and the conversion of 75,953 RSF existing shell and office space into office/laboratory space.

•
Repurchased 1.5 million shares of our 7.00% Series D cumulative convertible preferred stock at an aggregate price of $52.8 million, or $36.07 per share. As of October 31, 2016, the par value of our 7.00% Series D cumulative convertible preferred stock outstanding was $125.2 million.

•
Filed an “at the market” common stock offering program, which allows us to sell up to an aggregate of $600.0 million of our common stock. Under this program, we sold an aggregate of 1.4 million shares of common stock for gross proceeds of $150.0 million, or $104.28 per share, and net proceeds of approximately $147.7 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	2

Incremental Annual Net Operating Income from Development and Redevelopment Projects
September 30, 2016

Delivery Date	RSF	Leased %	Initial Stabilized Cash Yield	Incremental Annual Net Operating Income (1)
1H16	0.4M	92%	7.1%	$14M
3Q16	0.6M	98%	7.8%	$41M
4Q16	0.5M	78%	6.9%	$10M to $15M
2017-2018	2.0M	73%	TBD	$130M to $140M
	3.5M	**81%**		**$195M to $210M**

(1)
Represents incremental annual net operating income upon stabilization of our development and redevelopment projects, including our share of real estate joint venture projects. RSF and percentage leased represent 100% of each property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	3

Dispositions
September 30, 2016
(Dollars in thousands)

			Net Operating Income		Net Operating Income (Cash)		Classification
Property/Market/Submarket	Date of Sale	RSF/Acres		(1)		(1)	Construction Funding		Asset Sales
Dispositions completed and under contract:
16020 Industrial Drive/Maryland/Gaithersburg	4/21/16	71,000 RSF	$1,022		$896		$—		$6,400
Land parcels in North America (Gaithersburg/Non-cluster)	Various	5.9 acres	N/A		N/A		—		8,700
Operating properties and land parcels in India	Various	566,355 RSF / 137 acres	1,749		1,777		—		52,357	(2)
							—		67,457
Two joint ventures – 45% partial interest sales:
10290 Campus Point Drive	6/29/16	304,326 RSF	$15,832	(3)	$14,665	(3)	106,263	(4)	—
10300 Campus Point Drive	4Q16	449,759 RSF					—		150,008	(4)
							106,263		217,465

Projected dispositions:
306 Belmont Street and 350 Plantation Street/Greater Boston/ Route 495/Worcester	4Q16	90,690 RSF	$1,558		$1,348		—		17,550	(5)
Operating properties and land parcels/Asia	TBD	634,328 RSF / 59 acres	N/A		N/A		—		53,600	(6)
Other	TBD	TBD	TBD		TBD		—		71,200	(7)
							—		142,350
							$106,263		$359,815

(1)
Represents annualized amounts for the quarter ended prior to the date of sale, or 3Q16 annualized for pending asset sales. Cash net operating income excludes straight-line rent and amortization of acquired below-market leases.

(2)	Refer to page 45 of our Supplemental Information for additional information.

(3)
Represents 45% partial interest share of the anticipated initial stabilized net operating income and cash net operating income upon completion of the redevelopment of 10290 Campus Point Drive, and net operating income and cash net operating income for 3Q16, annualized for 10300 Campus Point Drive.

(4)
Aggregate proceeds of $256.3 million, including gross proceeds of $68.6 million received as of 3Q16, additional future proceeds of $37.7 million to be received primarily in 4Q16 for the construction funding of 10290 Campus Point Drive, and $150.0 million that we expect to receive primarily in 4Q16 for the sale of a partial interest in 10300 Campus Point Drive.

(5)
Non-core properties located outside of our urban innovation clusters. These properties are Class B office buildings leased to non-credit tenants and represent our remaining investments in Worcester. The internal rate of return over our hold period, including the expected disposition of the asset, is expected to be approximately 8.9%.

(6)
Represents 634,328 RSF of operating properties located in China plus land parcels aggregating 59 acres located in India. Sales are expected to be completed in multiple transactions over several quarters.

(7)	Represents the midpoint of a range of values for two assets we are evaluating for sale in Maryland and Canada.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	4

Acquisitions
September 30, 2016
(Dollars in thousands)

		Closing Date		Square Footage				Occupancy	Unlevered Yields
Property/Market/Submarket	Type		Number of Properties	Operating	Future Value-Creation		Purchase Price		Initial Stabilized Cash Basis		Initial Stabilized
Completed acquisitions:
Torrey Ridge Science Center/San Diego/Torrey Pines	Operating	10/3/2016	3	294,993	—		$182,500	87.1%	6.8%	(1)	7.1%	(1)

Pending acquisitions:
One Kendall Square/Greater Boston/Cambridge (2)	Operating/Development	4Q16	7	644,771	172,500		725,000	98.5%	6.2%	(3)	6.4%	(3)
88 Bluxome Street/San Francisco/Mission Bay/SoMa	Development	TBD (4)	1	—	1,070,925	(4)	140,000	N/A	TBD		TBD
			11	939,764	1,243,425		$1,047,500

(1)
At stabilization in 1H18 upon completion of near-term renewals/re-leasing of acquired below-market leases and the conversion of 75,953 RSF of existing shell and office space into office/laboratory space.

(2)
In June 2016, we entered into a definitive agreement to acquire One Kendall Square, a 644,771 RSF, seven-building collaborative science and technology campus in our East Cambridge urban innovation cluster submarket. The acquisition includes an entitled land parcel supporting the near-term ground-up development of an additional building aggregating 172,500 square feet. The purchase price was $725.0 million, which includes the assumption of a $203.0 million secured note payable. We expect to obtain approval by the lender for the loan assumption and complete this acquisition in 4Q16. In July 2016, we executed an offering, subject to forward equity sales agreements, to sell an aggregate of 7.5 million shares of common stock, including 975,000 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares of our common stock, at a public offering price of $101.00 per share, subject to customary contractual price adjustments. Net proceeds, after issuance costs and underwriters’ discount, of $724.0 million, will be further adjusted as provided in the forward equity sales agreements. We expect to settle the forward sales agreements and receive proceeds from the common stock offering after the closing of One Kendall Square. Proceeds from this offering will be used to fund this acquisition, lower net debt to adjusted EBITDA by 0.3x, and fund construction.

(3)	At stabilization upon completion of the ground-up development and near-term lease renewals/re-leasing of space.

(4)
We have an executed agreement for the acquisition of 88 Bluxome Street in our Mission Bay/SoMa submarket of San Francisco and are working on entitlements for this site. Furthermore, the closing date of this acquisition may be deferred to 1Q17. Square footage represents estimated total anticipated RSF upon completion of entitlements for construction of two office buildings in separate phases. Upon completion of the acquisition, the seller may lease the property for a term of one year or more depending on certain factors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	5

ALEXANDRIA®
Building the Future of Life-Changing Innovation

Torrey Ridge Science Center

Alexandria’s Newest Collaborative Science & Technology Campus in Torrey Pines

11119 NORTH TORREY PINES ROAD
California Institute for Biomedical Research
J. Craig Venter Institute
The Scripps Research Institute
Sanford Burnham Prebys Medical Discovery Institute
Salk Institute for Biological Studies
3545 CRAY COURT
ARE SUNRISE
University of California, San Diego
Genomics Institute of the Novartis Research Foundation
ARE SPECTRUM
ARE NAUTILUS
10614 SCIENCE CENTER DRIVE
10578 SCIENCE CENTER DRIVE
TORREY RIDGE SCIENCE CENTER
10628 SCIENCE CENTER DRIVE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	6

Guidance
September 30, 2016
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2016. There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 8.

Summary of Key Changes in Guidance	As of 8/1/16	As of 10/31/16	Summary of Key Changes in Guidance (continued)	As of 8/1/16	As of 10/31/16
Net loss per share, FFO per share, and FFO per share, as adjusted	See below	See below	Key credit metrics	See below	See below
Rental rate increases up 2%	19.0% to 22.0%	21.0% to 24.0%	Same property net operating income increase up 0.5%	2.5% to 4.5%	3.0% to 5.0%
Rental rate increases (cash basis) up 1%	7.0% to 10.0%	8.0% to 11.0%	Same property net operating income increase (cash basis) up 0.5%	4.0% to 6.0%	4.5% to 6.5%

Net Loss per Share and FFO per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 8/1/16	As of 10/31/16 (1)
Net loss per share	$(1.19) to $(1.13)	$(1.54) to $(1.52)
Add: depreciation and amortization	4.00	4.00
Add: impairment of real estate – rental properties	1.15	1.23
Other	(0.02)	(0.02)
FFO per share	$3.94 to $4.00	$3.67 to $3.69
Less: investment income	(0.06)	(0.06) (2)
Add: impairment of real estate – land parcels and non-real estate investments	1.25	1.31
Add: loss on early extinguishment of debt	0.04	0.04
Add: preferred stock redemption charge	0.33	0.56 (3)
Other	(0.02)	(0.02)
FFO per share, as adjusted	$5.48 to $5.54	$5.50 to $5.52

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2016	96.5%	97.1%

Lease renewals and re-leasing of space:
Rental rate increases	21.0%	24.0%
Rental rate increases (cash basis)	8.0%	11.0%
Same property performance:
Net operating income increase	3.0%	5.0%
Net operating income increase (cash basis)	4.5%	6.5%

Straight-line rent revenue	$51	$56
General and administrative expenses	$59	$64
Capitalization of interest	$45	$55
Interest expense	$100	$110

Key Credit Metrics	As of 8/1/16	As of 10/31/16
Net debt to Adjusted EBITDA – 4Q annualized	6.2x to 6.6x	5.9x to 6.3x
Fixed-charge coverage ratio – 4Q annualized	3.0x to 3.5x	3.5x to 4.0x
Value-creation pipeline percentage of gross real estate as of 12/31/16	10% to 13%	10% to 12%

					Key Items Remaining After 10/31/16
Key Sources and Uses of Capital	Low	High	Mid-Point
Sources of capital:
Net cash provided by operating activities after dividends	$115	$135	$125
Incremental debt	424	304	364
Dispositions (see page 4)	300	400	350		$142
Common equity/sales of available-for-sale equity securities	1,358	1,458	1,408	(4)	$168
Total sources of capital	$2,197	$2,297	$2,247
Uses of capital:
Acquisitions (see page 5)	$1,085	$1,135	$1,110	(5)	$140
Improvement in leverage	175	175	175	(6)
Construction	785	835	810
7.00% Series D preferred stock repurchases	152	152	152	(3)
Total uses of capital	$2,197	$2,297	$2,247
Incremental debt (included above):
Issuance of unsecured senior notes payable	$350	$350	$350
Assumption of secured note payable	203	203	203	(5)
Borrowings – secured construction loans	250	300	275
Repayments of secured notes payable	(266)	(366)	(316)		$(76)
Repayment of unsecured senior term loan	(200)	(200)	(200)
$1.65 billion unsecured senior line of credit/other	87	17	52
Incremental debt	$424	$304	$364

(1)
Excludes severance and other costs that may be incurred related to our exit of our investment in Asia. See page 45 of our Supplemental Information for additional information on our real estate investments in Asia.

(2)	Represents non-real estate investment income of $4.4 million in 2Q16 related to one investment.

(3)	Includes the repurchase of 1.5 million outstanding shares of our 7.00% Series D cumulative preferred stock in October 2016.

(4)
Includes net proceeds of $724.0 million upon future settlement of forward equity sales agreements executed in July 2016 to sell an aggregate of 7.5 million shares of our common stock, and net proceeds of $367.8 million and $147.7 million from sales of common stock under our ATM program during 1H16 and in October 2016, respectively.

(5)
Includes the pending acquisition of One Kendall Square for $725.0 million, including the assumption of a $203.0 million secured note payable. The closing of the acquisition is expected shortly after obtaining approval for the assumption of the secured loan.

(6)	We expect to use $175 million of the proceeds from our forward equity sales agreements (see footnote 4) to reduce our projected net debt to adjusted EBITDA – 4Q16 annualized by 0.3x.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	7

Earnings Call Information and About the Company
September 30, 2016

We will host a conference call on Tuesday, November 1, 2016, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the third quarter ended September 30, 2016. To participate in this conference call, dial (877) 419-6593 or (719) 325-4800 and confirmation code 6303272 shortly before 3:00 p.m. ET/noon PT. The audio webcast can be accessed at www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Tuesday, November 1, 2016. The replay number is (888) 203-1112 or (719) 457-0820, and the confirmation code is 6303272.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2016, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2016q3.pdf.

For any questions, please contact Joel S. Marcus, chairman, chief executive officer, and founder, at (626) 578-9693 or Dean A. Shigenaga, executive vice president, chief financial officer, and treasurer, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is a fully integrated, self-administered, and self-managed urban office real estate investment trust (“REIT”) uniquely focused on world-class collaborative science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $13.0 billion and an asset base in North America of 24.5 million square feet as of September 30, 2016. The asset base in North America includes 18.8 million RSF of operating properties and development and redevelopment projects (under construction or pre-construction) and 5.7 million square feet of future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2016 earnings per share attributable to Alexandria’s common stockholders – diluted, 2016 FFO per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, a favorable capital market environment, leasing activity, lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this earnings press release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	8

Consolidated Statements of Income
September 30, 2016
(In thousands, except per share amounts)

	Three Months Ended						Nine Months Ended
	9/30/16		6/30/16	3/31/16	12/31/15	9/30/15	9/30/16		9/30/15
Revenues:
Rental	$166,591		$161,638	$158,276	$158,100	$155,311	$486,505		$450,724
Tenant recoveries	58,681		54,107	52,597	54,956	56,119	165,385		154,107
Other income	5,107		10,331	5,216	10,899	7,180	20,654		14,688
Total revenues	230,379		226,076	216,089	223,955	218,610	672,544		619,519

Expenses:
Rental operations	72,002		67,325	65,837	68,913	68,846	205,164		192,319
General and administrative	15,854		15,384	15,188	15,102	15,143	46,426		44,519
Interest	25,850		25,025	24,855	28,230	27,679	75,730		77,583
Depreciation and amortization	77,133		70,169	70,866	72,245	67,953	218,168		189,044
Impairment of real estate	8,114		156,143	28,980	8,740	—	193,237		14,510
Loss on early extinguishment of debt	3,230		—	—	—	—	3,230		189
Total expenses	202,183		334,046	205,726	193,230	179,621	741,955		518,164

Equity in earnings (losses) of unconsolidated real estate joint ventures	273		(146)	(397)	(174)	710	(270)		1,825
Gain on sales of real estate – rental properties	—		—	—	12,426	—	—		—
Income (loss) from continuing operations	28,469		(108,116)	9,966	42,977	39,699	(69,681)		103,180
Loss from discontinued operations	—		—	—	—	—	—		(43)
Gain on sales of real estate – land parcels	90		—	—	—	—	90		—
Net income (loss)	28,559		(108,116)	9,966	42,977	39,699	(69,591)		103,137
Net income attributable to noncontrolling interests	(4,084)		(3,500)	(4,030)	(972)	(170)	(11,614)		(925)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.	24,475		(111,616)	5,936	42,005	39,529	(81,205)		102,212
Dividends on preferred stock	(5,007)		(5,474)	(5,907)	(6,246)	(6,247)	(16,388)		(18,740)
Preferred stock redemption charge	(13,095)		(9,473)	(3,046)	—	—	(25,614)		—
Net income attributable to unvested restricted stock awards	(921)		(1,085)	(801)	(628)	(623)	(2,807)		(1,736)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc. common stockholders	$5,452		$(127,648)	$(3,818)	$35,131	$32,659	$(126,014)		$81,736

Net income (loss) attributable to Alexandria Real Estate Equities, Inc. common stockholders – basic and diluted	$0.07		$(1.72)	$(0.05)	$0.49	$0.46	$(1.69)		$1.14

Weighted-average shares of common stock outstanding:
Basic	76,651		74,319	72,584	71,833	71,500	74,526		71,426
Diluted	77,402	(1)	74,319	72,584	71,833	71,500	74,526	(1)	71,426

Dividends declared per share of common stock	$0.80		$0.80	$0.80	$0.77	$0.77	$2.40		$2.28

(1)
Shares reflect the dilutive impact of our outstanding forward equity sales agreements. See page 2 of our Earnings Press Release for additional information on forward equity sales agreements, and page 55 of our Supplemental Information for the definition of weighted-average shares – diluted.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	9

Consolidated Balance Sheets
September 30, 2016
(In thousands)

	9/30/16		6/30/16	3/31/16	12/31/15	9/30/15
Assets
Investments in real estate	$7,939,179		$7,774,608	$7,741,466	$7,629,922	$7,527,738
Investments in unconsolidated real estate joint ventures	133,580		132,433	127,165	127,212	126,471
Cash and cash equivalents	157,928		256,000	146,197	125,098	76,383
Restricted cash	16,406		13,131	14,885	28,872	36,993
Tenant receivables	9,635		9,196	9,979	10,485	10,124
Deferred rent	318,286		303,379	293,144	280,570	267,954
Deferred leasing costs	191,765		191,619	192,418	192,081	184,798
Investments	320,989		360,050	316,163	353,465	330,570
Other assets	206,133	(1)	104,414	130,115	133,312	151,669
Total assets	$9,293,901		$9,144,830	$8,971,532	$8,881,017	$8,712,700

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$789,450		$722,794	$816,578	$809,818	$767,874
Unsecured senior notes payable	2,377,482		2,376,713	2,031,284	2,030,631	1,734,857
Unsecured senior line of credit	416,000		72,000	299,000	151,000	843,000
Unsecured senior bank term loans	746,162		945,030	944,637	944,243	943,857
Accounts payable, accrued expenses, and tenant security deposits	605,181		593,628	628,467	589,356	586,594
Dividends payable	66,705		67,188	64,275	62,005	61,340
Total liabilities	5,000,980		4,777,353	4,784,241	4,587,053	4,937,522

Commitments and contingencies

Redeemable noncontrolling interests	9,012		9,218	14,218	14,218	14,218

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	161,792		188,864	213,864	237,163	237,163
6.45% Series E cumulative redeemable preferred stock	130,000		130,000	130,000	130,000	130,000
Common stock	768		766	729	725	718
Additional paid-in capital	3,649,263		3,693,807	3,529,660	3,558,008	3,356,043
Accumulated other comprehensive (loss) income	(31,745)		8,272	(8,533)	49,191	35,238
Alexandria’s stockholders’ equity	3,910,078		4,021,709	3,865,720	3,975,087	3,759,162
Noncontrolling interests	373,831		336,550	307,353	304,659	1,798
Total equity	4,283,909		4,358,259	4,173,073	4,279,746	3,760,960
Total liabilities, noncontrolling interests, and equity	$9,293,901		$9,144,830	$8,971,532	$8,881,017	$8,712,700

(1)	Includes $60.0 million deposit for the acquisition of One Kendall Square.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	10

Funds From Operations and Funds From Operations Per Share
September 30, 2016
(In thousands, except per share amounts)

The following tables present a reconciliation of net income (loss) attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to FFO attributable to Alexandria’s common stockholders – diluted, and FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and the related per share amounts. Amounts allocable to unvested restricted stock awards are not material and are not presented separately within the earnings per share reconciliation below. Per share amounts may not add due to rounding.

	Three Months Ended					Nine Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
Net income (loss) attributable to Alexandria’s common stockholders	$5,452	$(127,648)	$(3,818)	$35,131	$32,659	$(126,014)	$81,736
Depreciation and amortization	77,133	70,169	70,866	72,245	67,953	218,168	189,044
Noncontrolling share of depreciation and amortization from consolidated JVs	(2,224)	(2,226)	(2,301)	(372)	—	(6,751)	—
Our share of depreciation and amortization from unconsolidated JVs	658	651	743	655	445	2,052	1,079
Impairment of real estate – rental properties	6,293	88,395	—	8,740	—	94,688	14,510
Gain on sales of real estate – rental properties	—	—	—	(12,426)	—	—	—
Gain on sales of real estate – land parcels	(90)	—	—	—	—	(90)	—
Allocation to unvested restricted stock awards	(438)	—	(80)	(522)	(698)	(14)	(1,231)
FFO attributable to Alexandria’s common stockholders – diluted (1)	86,784	29,341	65,410	103,451	100,359	182,039	285,138
Non-real estate investment income	—	(4,361)	—	(7,731)	(5,378)	(4,361)	(5,378)
Impairments of real estate – land parcels and non-real estate investments	4,886	67,162	28,980	—	—	101,028	—
Loss on early extinguishment of debt	3,230	—	—	—	—	3,230	189
Preferred stock redemption charge	13,095	9,473	3,046	—	—	25,614	—
Allocation to unvested restricted stock awards	(359)	(530)	(358)	85	67	(1,736)	53
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$107,636	$101,085	$97,078	$95,805	$95,048	$305,814	$280,002

	Three Months Ended						Nine Months Ended
	9/30/16		6/30/16	3/31/16	12/31/15	9/30/15	9/30/16		9/30/15
Net income (loss) attributable to Alexandria’s common stockholders	$0.07		$(1.72)	$(0.05)	$0.49	$0.46	$(1.69)		$1.14
Depreciation and amortization	0.97		0.92	0.95	1.00	0.95	2.85		2.65
Impairment of real estate – rental properties	0.08		1.19	—	0.12	—	1.27		0.20
Gain on sales of real estate – rental properties	—		—	—	(0.17)	—	—		—
FFO per share attributable to Alexandria’s common stockholders – diluted	1.12		0.39	0.90	1.44	1.40	2.43		3.99
Non-real estate investment income	—		(0.06)	—	(0.11)	(0.08)	(0.06)		(0.08)
Impairments of real estate – land parcels and non-real estate investments	0.06		0.90	0.40	—	—	1.34		—
Loss on early extinguishment of debt	0.04		—	—	—	—	0.04		—
Preferred stock redemption charge	0.17		0.13	0.04	—	—	0.34		—
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.39		$1.36	$1.34	$1.33	$1.33	$4.09		$3.92

Weighted average shares of common stock outstanding for calculating FFO per share and FFO, as adjusted, per share – diluted	77,402	(2)	74,319	72,584	71,833	71,500	74,778	(2)	71,426

(1)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “NAREIT Board of Governors”) in its April 2002 White Paper and related implementation guidance.

(2)
Shares reflect the dilutive impact of our forward equity sales agreements. See page 2 of our Earnings Press Release for additional information on forward equity sales agreements and page 55 of our Supplemental Information for the definition of weighted-average shares – diluted.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	11

SUPPLEMENTAL
INFORMATION

Company Profile
September 30, 2016

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is an urban office REIT uniquely focused on world-class collaborative science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $13.0 billion and an asset base in North America of 24.5 million square feet as of September 30, 2016. The asset base in North America includes 18.8 million RSF of operating properties and development and redevelopment projects (under construction or pre-construction) and 5.7 million square feet of future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 54% of our total annualized base rent as of September 30, 2016, generated from investment-grade tenants – a REIT industry-leading percentage. Among our top 20 tenants, 78% of our total annualized base rent as of September 30, 2016, was generated from investment-grade tenants. The impressive quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive/senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Our sophisticated management team also includes regional market directors with leading reputations and longstanding relationships within the science and technology communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships with the real estate, science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive/senior management team, consisting of 24 individuals, averages more than 25 years of real estate experience, including more than 13 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga
Executive Vice President, Chief Financial Officer & Treasurer
Thomas J. Andrews
Executive Vice President Regional Market Director – Greater Boston
Jennifer J. Banks
Executive Vice President General Counsel & Corporate Secretary
Vincent R. Ciruzzi
Chief Development Officer
Peter M. Moglia
Chief Investment Officer
Stephen A. Richardson
Chief Operating Officer & Regional Market Director – San Francisco
Daniel J. Ryan
Executive Vice President Regional Market Director – San Diego & Strategic Operations

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	13

Investor Information
September 30, 2016

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 396-4828
Pasadena, California 91101	7.00% Series D preferred stock: ARE PRD	Email:	corporateinformation@are.com
	6.45% Series E preferred stock: ARE PRE	Web:	www.are.com

Equity research coverage

Alexandria is currently covered by the following research analysts. This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management. Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Evercore ISI	Mitsubishi UFJ Securities (USA), Inc.	Standard & Poor’s
Jamie Feldman / Jeffrey Spector	Sheila McGrath / Nathan Crossett	Karin Ford	Kenneth Leon
(646) 855-5808 / (646) 855-1363	(212) 497-0882 / (212) 497-0870	(212) 405-7349	(212) 438-4638

Barclays Capital Inc.	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	UBS Securities LLC
Ross Smotrich / Peter Siciliano	Michael Knott / Joseph Reagan	Richard Anderson / Zachary Silverberg	Nick Yulico / Frank Lee
(212) 526-2306 / (212) 526-3098	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (212) 205-7855	(212) 713-3402 / (415) 352-5679

BTIG, LLC	JMP Securities – JMP Group, Inc.	RBC Capital Markets
Thomas Catherwood / James Sullivan	Peter Martin / Brian Riley	Michael Carroll / James Bambrick
(212) 738-6140 / (212) 738-6139	(415) 835-8904 / (415) 835-8908	(440) 715-2649 / (440) 715-2654

Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Michael Bilerman / Emmanuel Korchman	Anthony Paolone / Gene Nusinzon	David Rodgers / Richard Schiller
(212) 816-1383 / (212) 816-1382	(212) 622-6682 / (212) 622-1041	(216) 737-7341 / (312) 609-5485

Rating agencies
Moody’s Investors Service	S&P Global Ratings
Philip Kibel / Christopher Pappas	Fernanda Hernandez / Anita Ogbara
(212) 553-4569 / (212) 553-1836	(212) 438-1347 / (212) 438-5077

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	14

High-Quality, Diversified, and Innovative Tenants
September 30, 2016

Cash Flows from High-Quality, Diversified, and Innovative Tenants

Top 20 Tenants	All Tenants
Investment-Grade Tenants	Investment-Grade Tenants
78%	54%
of Annualized Base Rent	of Annualized Base Rent

Long Remaining Lease Term	High-Quality Tenant Base
8.6

Public Biotechnology
29%
Multinational Pharmaceutical
22%
20%
Life Science Product, Service, and Device
19%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
7%
3%
Private Biotechnology
Office and Tech Office (1)

Years

(1)	Office and tech office space represent 2.7% and 0.6% of total annualized base rent, respectively.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	15

Class A Properties in AAA Locations
September 30, 2016

High-Quality Cash Flows from Class A Properties in AAA Locations

Key Locations

San Francisco
18%
New York City
9%
San Diego
15%
Greater Boston
40%
5%
Seattle
8%
Maryland
2%
3%
Research Triangle Park
Other Submarkets

Class A Properties in AAA Locations

77%
of ARE’s Total Annualized Base Rent

% of ARE’s Total Annualized Base Rent

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	16

Occupancy
September 30, 2016

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Occupancy of Operating Properties Across Key Locations as of September 30, 2016

97.1%
98.3%
99.8%
95.0%
93.0%
98.4%
97.4%
98.7%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

Solid Historical Occupancy (1)

95%
Over 10 Years

(1) Average occupancy of operating properties in North America as of December 31 for the last 10 years, and as of September 30, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	17

Financial and Asset Base Highlights
September 30, 2016
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Selected financial data from consolidated financial statements and related information
Adjusted EBITDA – quarter annualized	$614,668	$601,048	$564,804	$586,064	$567,604
Adjusted EBITDA – trailing 12 months	$591,646	$579,880	$562,454	$547,739	$524,217
Adjusted EBITDA margins	67%	66%	65%	65%	65%
Operating margins	69%	70%	70%	69%	69%

Net debt (excluding unamortized deferred financing costs) at end of period	$4,186,180	$3,881,708	$3,958,891	$3,811,825	$4,200,856
Net debt to Adjusted EBITDA – quarter annualized	6.8x	6.5x	7.0x	6.5x	7.4x
Net debt to Adjusted EBITDA – trailing 12 months	7.1x	6.7x	7.0x	7.0x	8.0x

Fixed-charge coverage ratio – quarter annualized	3.6x	3.6x	3.5x	3.6x	3.6x
Fixed-charge coverage ratio – trailing 12 months	3.6x	3.6x	3.5x	3.5x	3.4x
Unencumbered net operating income as a percentage of total net operating income	87%	87%	82%	81%	79%

Closing stock price at end of period	$108.77	$103.52	$90.89	$90.36	$84.67
Common shares outstanding (in thousands) at end of period	76,824	76,615	72,874	72,549	71,791
Total equity capitalization at end of period	$8,717,246	$8,326,096	$7,008,376	$6,949,924	$6,446,634
Total market capitalization at end of period	$13,046,340	$12,442,633	$11,099,875	$10,885,616	$10,736,222

Dividend per share – quarter/annualized	$0.80/$3.20	$0.80/$3.20	$0.80/$3.20	$0.77/$3.08	$0.77/$3.08
Dividend payout ratio for the quarter	57%	61%	60%	58%	58%
Dividend yield – annualized	2.9%	3.1%	3.5%	3.4%	3.6%

General and administrative expense as a percentage of total assets – trailing 12 months	0.7%	0.7%	0.7%	0.7%	0.7%
General and administrative expense as a percentage of total revenues – trailing 12 months	6.9%	6.9%	7.0%	7.1%	7.2%

Capitalized interest	$14,903	$13,788	$12,099	$8,696	$8,436
Weighted-average interest rate for capitalization of interest during period	3.78%	3.70%	3.60%	3.37%	3.34%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	18

Financial and Asset Base Highlights (continued)
September 30, 2016
(Dollars in thousands, except annualized base rent per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$16,111	$2,430	$12,138	$13,062	$11,228
Amortization of acquired below-market leases	$965	$966	$974	$997	$3,182
Straight-line rent on ground leases	$(1,331)	$777	$592	$862	$(1,245)
Stock compensation expense	$7,451	$6,117	$5,439	$4,590	$5,178
Amortization of loan fees	$3,080	$2,953	$2,759	$2,654	$2,625
Amortization of debt premiums	$5	$26	$86	$90	$100
Non-revenue-enhancing capital expenditures:
Building improvements	$1,920	$2,833	$2,318	$2,025	$2,404
Tenant improvements and leasing commissions	$10,289	$9,041	$2,475	$4,436	$5,499

Operating statistics and related information (at end of period)
Number of properties – North America	189	189	190	191	190
RSF (including development and redevelopment projects under construction) – North America	18,820,579	18,819,315	18,903,424	18,874,070	18,744,025
Total square feet – North America	24,499,286	24,400,303	24,509,859	24,419,610	23,851,586
Annualized base rent per occupied RSF – North America	$43.39	$42.06	$41.67	$41.17	$41.03
Occupancy of operating properties – North America	97.1%	97.0%	97.3%	97.2%	96.2%
Occupancy of operating and redevelopment properties – North America	94.4%	93.9%	93.8%	93.7%	93.0%

Total leasing activity – RSF	683,307	816,512	388,872	1,012,238	1,021,756
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	28.2%	27.1%	33.6%	19.8%	17.5%
Rental rate increases (cash basis)	16.2%	9.3%	16.9%	7.3%	8.8%
RSF (1)	592,776	647,268	218,342	480,963	456,602

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	5.3%	4.9%	5.3%	1.3%	1.1%
Net operating income increase (cash basis)	6.1%	6.4%	6.2%	2.0%	4.8%

(1) Included in total leasing activity above.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	19

Key Operating Metrics
September 30, 2016

Favorable Lease Structure (1)		Same Property Net Operating Income Increase

4.5%
1.3%
5.0%
5.5%
4.7%
6.1%
2014
2015
3Q16 YTD
2014
2015
3Q16 YTD
Cash Basis

Percentage of triple net leases	97%
Stable cash flows
Percentage of leases containing annual rent escalations	95%
Increasing cash flows
Percentage of leases providing for the recapture of capital expenditures	95%
Lower capex burden

Margins (2)		Rental Rate Increases: Renewed/Re-Leased Space

Adjusted EBITDA	Operating
67%	69%

(1)	Percentages calculated based on RSF.

(2)	Represents the three months ended September 30, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	20

Same Property Performance
September 30, 2016

Same Property Financial Data	3Q16	YTD 3Q16	Same Property Statistical Data	3Q16	YTD 3Q16
Percentage change over comparable period from prior year:			Number of same properties	168	161
Net operating income increase	5.3%	5.0%	Rentable square feet	14,472,593	13,642,226
Net operating income increase (cash basis)	6.1%	6.1%	Occupancy – current-period average	97.0%	96.9%
Operating margin	70%	70%	Occupancy – same-period prior-year average	95.5%	95.9%

The tables below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance is based upon a pool of operating assets and development and redevelopment projects recently placed into service to the extent that those assets were operating for the entirety of the comparable same property periods presented. Development and redevelopment projects recently placed into service are included in same property data for each of the year-over-year comparison periods only if the property was operating during both entire same property periods. For example, projects completed during 2014 are included in 2016 versus 2015 same property performance (as a percentage change over 2015). The two alternative calculations presented below consist of (i) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped, and (ii) same property performance for the operating portfolio including those redevelopment projects that were either under construction or recently placed into service. Same property performance including redevelopment properties generally would have been higher than our method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in net operating income as a result of the completion of the conversion of non-laboratory space (with lower net operating income) to office/laboratory space (with higher net operating income) through redevelopment. We believe our method of reporting same property performance is a more useful presentation because it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

Net Operating Income Included in All Comparative Periods
	Operating Properties	Recently Placed into Service		Properties under Construction
Same Property		Developments	Redevelopments	Development	Redevelopment
As reported	Yes	Yes	Yes	No	No

Operating portfolio	Yes	No	No	No	No

Including redevelopments	Yes	No	Yes	No	Yes

Percentage Change in Same Property Net Operating Income over Preceding Period
Same Property	2013	2014	2015	YTD 3Q16
As reported	1.8%	4.5%	1.3%	5.0%

Operating portfolio	1.7%	4.8%	1.1%	5.0%

Including redevelopments	8.4%	6.9%	3.1%	4.7%

Percentage Change in Same Property Net Operating Income over Preceding Period (Cash Basis)
Same Property	2013	2014	2015	YTD 3Q16
As reported	5.4%	5.5%	4.7%	6.1%

Operating portfolio	4.4%	3.3%	4.2%	5.6%

Including redevelopments	9.6%	8.1%	5.8%	8.2%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	21

Same Property Performance (continued)
September 30, 2016
(Dollars in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change

Same properties	$149,612	$142,370	$7,242	5.1%	$405,309	$390,386	$14,923	3.8%
Non-same properties	16,979	12,941	4,038	31.2	81,196	60,338	20,858	34.6
Total rental	166,591	155,311	11,280	7.3	486,505	450,724	35,781	7.9

Same properties	53,943	51,709	2,234	4.3	141,836	136,200	5,636	4.1
Non-same properties	4,738	4,410	328	7.4	23,549	17,907	5,642	31.5
Total tenant recoveries	58,681	56,119	2,562	4.6	165,385	154,107	11,278	7.3

Same properties	16	297	(281)	(94.6)	132	316	(184)	(58.2)
Non-same properties	5,091	6,883	(1,792)	(26.0)	20,522	14,372	6,150	42.8
Total other income	5,107	7,180	(2,073)	(28.9)	20,654	14,688	5,966	40.6

Same properties	203,571	194,376	9,195	4.7	547,277	526,902	20,375	3.9
Non-same properties	26,808	24,234	2,574	10.6	125,267	92,617	32,650	35.3
Total revenues	230,379	218,610	11,769	5.4	672,544	619,519	53,025	8.6

Same properties	62,168	60,048	2,120	3.5	163,729	161,786	1,943	1.2
Non-same properties	9,834	8,798	1,036	11.8	41,435	30,533	10,902	35.7
Total rental operations	72,002	68,846	3,156	4.6	205,164	192,319	12,845	6.7

Same properties	141,403	134,328	7,075	5.3	383,548	365,116	18,432	5.0
Non-same properties	16,974	15,436	1,538	10.0	83,832	62,084	21,748	35.0
Net operating income	$158,377	$149,764	$8,613	5.8%	$467,380	$427,200	$40,180	9.4%

Net operating income – same properties	$141,403	$134,328	$7,075	5.3%	$383,548	$365,116	$18,432	5.0%
Straight-line rent revenue and amortization of acquired below-market leases	(9,801)	(10,286)	485	(4.7)	(11,740)	(14,829)	3,089	(20.8)
Net operating income – same properties (cash basis)	$131,602	$124,042	$7,560	6.1%	$371,808	$350,287	$21,521	6.1%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	22

Leasing Activity
September 30, 2016

	Three Months Ended		Nine Months Ended			Year Ended
	September 30, 2016		September 30, 2016			December 31, 2015
(Dollars are per RSF)	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	28.2%	16.2%	28.4%		13.2%	19.6%	9.9%
New rates	$50.13	$47.75	$48.15		$45.77	$35.70	$35.97
Expiring rates	$39.11	$41.10	$37.49		$40.45	$29.84	$32.73
Rentable square footage	592,776		1,458,386			2,209,893
Number of leases	30		87			146
Tenant improvements/leasing commissions	$17.56		$14.95			$10.02
Average lease terms	5.3 years		4.9 years			4.7 years

Developed/redeveloped/previously vacant space leased
New rates	$34.09	$33.67	$45.07		$42.90	$55.24	$50.65
Rentable square footage	90,531		430,305			2,762,149
Number of leases	10		40			72
Tenant improvements/leasing commissions	$10.36		$20.94			$19.63
Average lease terms	6.0 years		8.2 years			11.9 years

Leasing activity summary (totals):
New rates	$48.01	$45.89	$47.45		$45.12	$46.55	$44.13
Rentable square footage	683,307		1,888,691	(2)		4,972,042
Number of leases	40		127			218
Tenant improvements/leasing commissions	$16.60		$16.32			$15.36
Average lease terms	5.4 years		5.7 years			8.7 years

Lease expirations: (1)
Expiring rates	$38.28	$40.13	$35.73		$38.39	$28.32	$30.80
Rentable square footage	641,536		1,735,995			2,801,883
Number of leases	42		114			197

Leasing activity includes 100% of results for properties managed by us.

(1)	Excludes 17 month-to-month leases for 22,622 RSF and 16 month-to-month leases for 30,810 RSF as of September 30, 2016, and December 31, 2015, respectively.

(2)	During the nine months ended September 30, 2016, we granted tenant concessions/free rent averaging 1.5 months with respect to the 1,888,691 RSF leased.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	23

Contractual Lease Expirations
September 30, 2016

Year	Number of Leases		RSF		Percentage of Occupied RSF		Annualized Base Rent (per RSF)		Percentage of Total Annualized Base Rent
2016	17	(1)	340,121	(1)	2.1%	(1)	$41.85	(1)	2.1%	(1)
2017	60		798,881		5.0%		$29.15		3.4%
2018	102		2,024,045		12.7%		$40.82		12.2%
2019	78		1,470,077		9.2%		$37.46		8.1%
2020	70		1,632,317		10.3%		$37.56		9.1%
2021	65		1,544,980		9.7%		$40.25		9.2%
2022	40		1,107,982		7.0%		$40.81		6.7%
2023	27		1,399,841		8.8%		$41.89		8.7%
2024	18		1,002,501		6.3%		$46.36		6.9%
2025	13		411,767		2.6%		$43.98		2.7%
Thereafter	43		4,146,877		26.1%		$50.63		31.0%

	2016 Contractual Lease Expirations						Annualized Base Rent (per RSF)	2017 Contractual Lease Expirations						Annualized Base Rent (per RSF)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total (1)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total
Market
Greater Boston	19,823	615	—	15,000		35,438	$42.16	17,857	34,415	—	160,136	(2)	212,408	$39.85
San Francisco	32,834	—	—	—		32,834	26.36	18,207	22,457	—	8,514		49,178	30.64
New York City	—	—	—	10,326		10,326	N/A	—	—	—	6,936		6,936	N/A
San Diego	—	31,813	—	147,624	(3)	179,437	44.08	—	18,282	—	179,393	(4)	197,675	29.12
Seattle	—	6,235	—	—		6,235	31.24	30,093	—	—	25,262		55,355	45.21
Maryland	2,618	15,522	—	16,452		34,592	22.81	—	2,354	—	93,224		95,578	19.11
Research Triangle Park	—	6,104	—	—		6,104	19.67	37,853	42,592	—	94,716		175,161	13.92
Non-cluster markets	35,155	—	—	—		35,155	20.90	—	—	—	6,590		6,590	15.05
Total	90,430	60,289	—	189,402		340,121	$41.85	104,010	120,100	—	574,771		798,881	$29.15
Percentage of expiring leases	27%	18%	—%	55%		100%		13%	15%	—%	72%		100%

Lease expirations include 100% of RSF for properties managed by us in North America.

(1)Excludes 17 month-to-month leases for 22,622 RSF.
(2)Includes 142,953 RSF located in our Cambridge submarket. Additionally, the largest contractual lease expiration is approximately 47,000 RSF.

(3)
Includes 125,409 RSF leased to Eli Lilly and Company at 10300 Campus Point Drive with a contractual expiration in 4Q16. This tenant will relocate and expand into 304,326 RSF at our recently acquired redevelopment project at 10290 Campus Point Drive. We are in the process of evaluating the potential redevelopment of the 125,409 RSF upon rollover, which would include a conversion of a portion of the space from office to laboratory and a conversion from single-tenant space to multi-tenant space.

(4)	Includes one lease for 109,780 RSF with annualized base rent per RSF of $22.72. We are in early negotiations for renewal.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	24

Top 20 Tenants
September 30, 2016
(Dollars in thousands)

Top 20 Tenants: 78% of Annualized Base Rent from Investment-Grade Tenants

		Remaining Lease Term in Years (1)		Aggregate RSF				Percentage of Aggregate Annualized Base Rent
						Annualized Base Rent			Investment-Grade Ratings
	Tenant								Moody’s	S&P
1	Illumina, Inc.	13.7		891,495		$31,301		4.6%	—	BBB
2	ARIAD Pharmaceuticals, Inc. / IBM Watson Health (2)	13.5		386,111		30,051		4.4	—	—
3	Novartis AG	1.6	(3)	406,040	(3)	25,219	(3)	3.7	Aa3	AA-
4	Sanofi	11.2		446,975		25,162		3.7	A1	AA
5	bluebird bio, Inc.	9.3		337,528		23,578		3.4	—	—
6	New York University	13.8		209,224		20,566		3.0	Aa3	AA-
7	Dana-Farber Cancer Institute, Inc.	13.8		254,130		19,612		2.9	A1	—
8	Eli Lilly and Company	6.6		287,924		19,452		2.8	A2	AA-
9	Amgen Inc.	7.4		473,369		17,758		2.6	Baa1	A
10	Roche	4.0		343,861		16,517		2.4	A1	AA
11	Celgene Corporation	6.5		350,797		15,071		2.2	Baa2	BBB+
12	United States Government	8.7		263,147		14,697		2.1	Aaa	AA+
13	FibroGen, Inc.	7.1		234,249		14,198		2.1	—	—
14	Biogen Inc.	12.0		305,212		13,278		1.9	Baa1	A-
15	Massachusetts Institute of Technology	3.9		233,620		12,409		1.8	Aaa	AAA
16	Bristol-Myers Squibb Company	2.4		251,316		10,743		1.6	A2	A+
17	The Regents of the University of California	6.9		233,527		10,691		1.6	Aa2	AA
18	GlaxoSmithKline plc	2.7		249,278		10,428		1.5	A2	A+
19	Pfizer Inc.	4.8		172,205		9,700		1.4	A1	AA
20	Alnylam Pharmaceuticals, Inc.	5.0		129,424		7,314		1.1	—	—
	Total/weighted average	8.6		6,459,432		$347,745		50.8%

Annualized base rent and RSF amounts include 100% of properties managed by us in North America.

(1)	Based on percentage of aggregate annualized base rent in effect as of September 30, 2016.

(2)
IBM Watson Health, a digital health venture of IBM, currently subleases 163,186 RSF at 75 Binney Street with an initial lease term of 10 years. IBM holds investment-grade ratings of Aa3 (Moody’s), and AA- (S&P).

(3)
As of September 30, 2016, all of the leases in North America with Novartis AG are in our Cambridge submarket. As of September 30, 2016, 53,991 RSF has been leased to other tenants, and an additional 302,626 RSF was under negotiation. Excludes leases aggregating 93,820 RSF for properties in India sold in October 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	25

Summary of Properties and Occupancy
September 30, 2016
(Dollars in thousands, except per RSF amounts)

Summary of properties

	RSF					Number of Properties	Annualized Base Rent
Market	Operating	Development	Redevelopment	Total	% Total		Total	% of Total	Per RSF
Greater Boston	5,103,840	531,875	—	5,635,715	30%	42	$276,788	40%	$55.15
San Francisco	2,786,476	872,980	—	3,659,456	19	29	126,424	18	45.46
New York City	727,674	—	—	727,674	4	2	59,641	9	86.30
San Diego	3,189,091	295,278	466,482	3,950,851	21	50	100,733	15	33.96
Seattle	747,809	287,806	—	1,035,615	6	11	33,930	5	46.11
Maryland	2,085,196	—	—	2,085,196	11	28	51,310	8	25.27
Research Triangle Park	1,043,726	—	—	1,043,726	6	15	23,532	3	22.84
Canada	322,967	—	—	322,967	2	4	7,424	1	23.14
Non-cluster markets	268,689	—	—	268,689	1	6	6,230	1	26.28
Properties held for sale	90,690	—	—	90,690	—	2	1,479	—	—
North America	16,366,158	1,987,939	466,482	18,820,579	100%	189	$687,491	100%	$43.39

RSF, number of properties, and annualized base rent amounts include 100% of properties managed by us in North America.

Summary of occupancy

	Operating Properties			Operating and Redevelopment Properties
Market	9/30/16	6/30/16	9/30/15	9/30/16	6/30/16	9/30/15
Greater Boston	98.3%	97.9%	95.7%	98.3%	96.6%	94.4%
San Francisco	99.8	100.0	100.0	99.8	100.0	100.0
New York City	95.0	94.6	99.6	95.0	94.6	99.6
San Diego	93.0	93.8	94.9	81.1	81.8	82.4
Seattle	98.4	99.1	98.6	98.4	99.1	98.6
Maryland	97.4	96.4	95.6	97.4	96.4	95.6
Research Triangle Park	98.7	98.3	91.6	98.7	98.3	91.6
Subtotal	97.3	97.2	96.3	94.4	93.9	93.1
Canada	99.3	99.3	99.3	99.3	99.3	99.3
Non-cluster markets	88.2	88.2	71.9	88.2	88.2	71.9
North America	97.1%	97.0%	96.2%	94.4%	93.9%	93.0%

Occupancy includes 100% of properties managed by us in North America.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	26

Property Listing
September 30, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						Annualized Base Rent		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square
50/60, 75/125, and 100 Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street	1,646,782	431,483	—	2,078,265	9	$103,867	99.3%	99.3%
225 Binney Street (consolidated joint venture – 30% ownership)	305,212	—	—	305,212	1	13,278	100.0	100.0
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	74,473	99.7	99.7
100, 200, 300, 400, 500, 600, and 700 Technology Square
480 Arsenal Way/500 Arsenal Street	234,260	—	—	234,260	2	9,539	100.0	100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,730	100.0	100.0
780/790 Memorial Drive	99,658	—	—	99,658	2	6,721	100.0	100.0
167 Sidney Street/99 Erie Street	54,549	—	—	54,549	2	3,182	100.0	100.0
79/96 Thirteenth Street Charlestown Navy Yard	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	3,772,909	431,483	—	4,204,392	25	225,410	99.6	99.6
Longwood Medical Area
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	313,407	100,392	—	413,799	1	23,820	100.0	100.0
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	9,978	100.0	100.0
3, 6, and 8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35, 45, and 47 Wiggins Avenue, and 60 Westview Street
19 Presidential Way	144,892	—	—	144,892	1	2,591	52.6	52.6
225 Second Avenue	112,500	—	—	112,500	1	6,109	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	3,104	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	926	100.0	100.0
Route 128	709,874	—	—	709,874	12	22,708	90.3	90.3
Route 495
111/130 Forbes Boulevard	155,846	—	—	155,846	2	1,415	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	670	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Route 495	307,650	—	—	307,650	4	4,850	100.0	100.0
Greater Boston	5,103,840	531,875	—	5,635,715	42	$276,788	98.3%	98.3%

RSF, annualized base rent, and occupancy include 100% of properties managed by us in North America.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	27

Property Listing (continued)
September 30, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						Annualized Base Rent		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
San Francisco
Mission Bay/SoMa
409/499 Illinois Street (consolidated joint venture – 60% ownership)	455,069	—	—	455,069	2	$28,293	100.0%	100.0%
1455/1515 Third Street (unconsolidated joint venture – 51% ownership)	—	422,980	—	422,980	2	—	—	—
510 Townsend Street	—	300,000	—	300,000	1	—	—	—
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	10,335	100.0	100.0
1500 Owens Street (consolidated joint venture – 50.1% ownership)	158,267	—	—	158,267	1	7,694	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	10,291	98.6	98.6
505 Brannan Street (consolidated joint venture – 99.4% ownership)	—	150,000	—	150,000	1	—	—	—
Mission Bay/SoMa	981,074	872,980	—	1,854,054	9	56,613	99.8	99.8
South San Francisco
Alexandria Technology Center® – Gateway	448,175	—	—	448,175	6	17,851	100.0	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
249/259/269 East Grand Avenue	407,369	—	—	407,369	3	16,838	100.0	100.0
400/450 East Jamie Court	163,035	—	—	163,035	2	6,337	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	5,540	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	4,582	100.0	100.0
341/343 Oyster Point Boulevard	107,960	—	—	107,960	2	4,006	100.0	100.0
849/863 Mitten Road and 866 Malcolm Road	103,857	—	—	103,857	1	3,009	97.1	97.1
South San Francisco	1,522,476	—	—	1,522,476	16	58,163	99.8	99.8
Palo Alto/Stanford Research Park
2425 Garcia Avenue and 2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,587	100.0	100.0
Palo Alto/Stanford Research Park	282,926	—	—	282,926	4	11,648	100.0	100.0
San Francisco	2,786,476	872,980	—	3,659,456	29	126,424	99.8	99.8

New York City
Manhattan
Alexandria Center® for Life Science	727,674	—	—	727,674	2	59,641	95.0	95.0
430 and 450 East 29th Street
New York City	727,674	—	—	727,674	2	$59,641	95.0%	95.0%

RSF, annualized base rent, and occupancy include 100% of properties managed by us in North America.

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Property Listing (continued)
September 30, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						Annualized Base Rent		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
San Diego
Torrey Pines
ARE Spectrum	102,938	233,523	—	336,461	3	$4,599	100.0%	100.0%
3215 Merryfield Row and 3013/3033 Science Park Road
ARE Nautilus	226,593	—	—	226,593	4	6,989	71.7	71.7
3530/3550 John Hopkins Court and 3535/3565 General Atomics Court
ARE Sunrise	232,215	—	—	232,215	3	9,001	100.0	100.0
10931/10933, and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	2,799	100.0	100.0
Torrey Pines	750,808	233,523	—	984,331	12	28,215	91.5	91.5
University Town Center
5200 Illumina Way	792,687	—	—	792,687	6	25,371	100.0	100.0
Alexandria Center® for Life Science at Campus Pointe (consolidated joint venture) (1)	449,759	—	304,326	754,085	2	18,043	100.0	59.6
10290 and 10300 Campus Point Drive
ARE Towne Centre	140,398	—	162,156	302,554	4	1,913	76.4	35.4
9363, 9373, 9393, and 9625 Towne Centre Drive
ARE Esplanade	180,208	61,755	—	241,963	4	6,514	93.5	93.5
4755, 4757, and 4767 Nexus Center Drive, and 4796 Executive Drive
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
University Town Center	1,634,562	61,755	466,482	2,162,799	17	54,615	97.3	75.7
Sorrento Mesa
5810/5820 and 6138/6146/6150 Nancy Ridge Drive	160,910	—	—	160,910	3	4,027	100.0	100.0
ARE Portola	105,812	—	—	105,812	3	1,631	43.1	43.1
6175, 6225, and 6275 Nancy Ridge Drive
10121/10151 Barnes Canyon Road	102,392	—	—	102,392	2	1,987	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	993	100.0	100.0
Sorrento Mesa	469,175	—	—	469,175	10	11,069	87.2	87.2
Sorrento Valley
11025/11035/11045/11055/11065/11075 Roselle Street	121,655	—	—	121,655	6	2,873	90.4	90.4
3985/4025/4031/4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	1,466	58.8	58.8
Sorrento Valley	224,766	—	—	224,766	10	4,339	75.9	75.9
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego	3,189,091	295,278	466,482	3,950,851	50	$100,733	93.0%	81.1%

RSF, annualized base rent, and occupancy include 100% of properties managed by us in North America.

(1)    See page 5 for information related to our sale of a partial interest in 10290 Campus Point Drive in June 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	29

Property Listing (continued)
September 30, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						Annualized Base Rent		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
Seattle
Lake Union
400 Dexter Avenue North	—	287,806	—	287,806	1	$—	—%	—%
1201/1208 Eastlake Avenue East	203,369	—	—	203,369	2	8,748	100.0	100.0
1616 Eastlake Avenue East	168,708	—	—	168,708	1	8,232	96.7	96.7
1551 Eastlake Avenue East	117,482	—	—	117,482	1	4,832	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,180	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,745	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,138	100.0	100.0
Lake Union	663,339	287,806	—	951,145	8	30,875	99.2	99.2
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison/410 Elliott Avenue West	36,724	—	—	36,724	2	1,216	82.6	82.6
Elliott Bay	84,470	—	—	84,470	3	3,055	92.4	92.4
Seattle	747,809	287,806	—	1,035,615	11	33,930	98.4	98.4

Maryland
Rockville
9800 Medical Center Drive	282,436	—	—	282,436	4	12,456	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,162	100.0	100.0
1500/1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920/15010 Broschart Road	86,703	—	—	86,703	2	2,055	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,104	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,390	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	455	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	—	—	—
12301 Parklawn Drive	49,185	—	—	49,185	1	1,169	100.0	100.0
Rockville	889,484	—	—	889,484	14	25,472	93.8	93.8
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	—	377,401	4	8,401	100.0	100.0
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	237,137	—	—	237,137	5	6,128	100.0	100.0
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
401 Professional Drive	63,154	—	—	63,154	1	1,435	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	755,642	—	—	755,642	12	18,237	100.0	100.0
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,463	100.0	100.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,085,196	—	—	2,085,196	28	$51,310	97.4%	97.4%
RSF, annualized base rent, and occupancy include 100% of properties managed by us in North America.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	30

Property Listing (continued)
September 30, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						Annualized Base Rent		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,264	93.5%	93.5%
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,607	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	3,328	99.1	99.1
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,062	100.0	100.0
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	1,753	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,304	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,051	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	824	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	539	100.0	100.0
Research Triangle Park	1,043,726	—	—	1,043,726	15	23,532	98.7	98.7

Canada	322,967	—	—	322,967	4	7,424	99.3	99.3

Non-cluster markets	268,689	—	—	268,689	6	6,230	88.2	88.2

	16,275,468	1,987,939	466,482	18,729,889	187	686,012	97.1%	94.4%

Properties held for sale in North America
306 Belmont Street and 350 Plantation Street	90,690	—	—	90,690	2	1,479	100.0%	100.0%

Total – North America	16,366,158	1,987,939	466,482	18,820,579	189	$687,491
RSF, annualized base rent, and occupancy include 100% of properties managed by us in North America.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	31

Incremental Annual Net Operating Income from Development and Redevelopment Projects
September 30, 2016

(1)
Represents incremental annual net operating income upon stabilization of our development and redevelopment projects, including our share of real estate joint venture projects. RSF and percentage leased represent 100% of each property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	32

Disciplined Allocation of Capital and Management of Value-Creation Pipeline
September 30, 2016

2016 Disciplined Allocation of Capital (1)		Value-Creation Pipeline
97% Allocated to Urban Innovation Submarkets		Development/Redevelopment of Class A Properties

Mission Bay/SoMa
San Francisco
14%
Manhattan
New York
1%
Cambridge
Greater Boston
57%
19%
Torrey Pines
University Town Center
San Diego
6%
South Lake Union
Seattle
Other
3%

		In-Process	Future Growth Opportunities (2)
		2.5M	6.9M
		RSF	RSF

Pre-Leased Percentage: 5.1 million RSF of Ground-Up Developments since January 1, 2009 (3)		Ground-Up Developments Commenced and Delivered since January 1, 2009

Single-Tenant 100% Pre-Leased 2.6M RSF	Multi-Tenant 38% Pre-Leased 2.5M RSF	Average Initial Stabilized Yield 8.0%	Average Initial Stabilized Yield (Cash Basis) 7.7%

(1)
Represents projected construction and acquisitions for the year ending December 31, 2016, including the acquisition of One Kendall Square located in our Cambridge submarket, which we expect to close in 4Q16.

(2)    Includes acquisitions under contract at 88 Bluxome Street located in our Mission Bay/SoMa submarket and One Kendall Square located in our Cambridge submarket.

(3)	Represents average pre-leased percentage at the commencement of vertical aboveground construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	33

Sustainability
September 30, 2016

Focus on Sustainability, Operating Efficiency, and Health & Wellness

As a Platinum Member of the U.S. Green Building Council, Alexandria is a recognized industry partner that pursues and promotes resource-efficient and healthy business practices that enhance performance for its innovative tenants.

SUSTAINABILITY[1]

48 LEADERSHIP IN ENERGY AND ENVIRONMENTAL DESIGN CERTIFIED PROJECTS

8 MILLION RSF

57 % OF ARE'S TOTAL ANNUALIZED BASE RENT

4	29	15
PLATINUM	GOLD	SILVER

LEADERSHIP IN ENERGY & ENVIRONMENTAL DESIGN
LEED

OPERATING EFFICIENCY

ALEXANDRIA REAL ESTATE EQUITIES, INC.
2015
Energy
SHOWCASE
CHAMPION

San Diego Gas and Electric (SDG&E) **2015 ENERGY SHOWCASE CHAMPION.** Annual Energy Savings: 447,522 kWh.

LIGHTING RETROFITS IN SAN FRANCISCO maximize efficiency and save on site costs. New LED lamps along with "Smart" light technology provide annual cost savings of $124K and are expected to generate $618K of savings over the next five years.

HEALTH & WELLNESS

riverpark
FARM

ORGANIC GARDENS supply produce to many of our on-site restaurants

CUTTING-EDGE FITNESS CENTERS with personal trainers and an array of classes

(1)     Upon completion of 19 in-process Leadership in Energy and Environmental Design certification projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	34

Investments in Real Estate
September 30, 2016
(Dollars in thousands, except per SF amounts)

	Investments in Real Estate		Total Square Feet	Per Square Foot
		%

Investments in real estate:
Rental properties	$8,244,953	88%	16,052,751	$514

Development and redevelopment projects:
Projects to be delivered in 4Q16	237,514	2	366,081	649
Projects to be delivered in 2017 and 2018	638,203	7	1,564,968	408
Development and redevelopment projects	875,717	9	1,931,049	453

Rental properties and development/redevelopment projects	9,120,670		17,983,800	507

Future value-creation projects	238,728	3	5,678,707	42

Value-creation pipeline	1,114,445	12	7,609,756	146

Gross investments in real estate – North America	9,359,398	100%	23,662,507	$396

Less: accumulated depreciation	(1,473,064)

Net investments in real estate – North America	7,886,334
Net investments in real estate – Asia	52,845
Investments in real estate	$7,939,179

See page 44 for our investment in unconsolidated real estate joint ventures.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	35

Development and Redevelopment Projects Placed into Service during 2016
September 30, 2016
(Dollars in thousands)

			RSF in Service						% of Project in Service					Unlevered Yields
				Placed into Service 2016						Total Project				Average Cash		Initial Stabilized Cash Basis		Initial Stabilized
Property/Market/Submarket	Our Ownership Interest	Date Delivered	Prior to 1/1/16	First Quarter	Second Quarter		Third Quarter	Total		Leased	Negotiating	Investment
Consolidated development projects
50/60 Binney Street/ Greater Boston/Cambridge	100%	9/30/16	—	—	—		530,477	530,477	100%	98%	—%	$474,000	(1)	8.6%	(1)(2)	7.7%	(1)(2)	7.9%	(1)(2)
430 East 29th Street/ New York City/Manhattan	100%	Various	354,261	1,783	62,595	(3)	—	418,639	100%	92%	4%	$471,000	(1)	7.6%	(1)	7.0%	(1)	7.1%	(1)
5200 Illumina Way, Building 6/ San Diego/University Town Center	100%	6/20/16	—	—	295,609		—	295,609	100%	100%	—%	$68,000	(1)	8.8%	(1)	7.2%	(1)	8.6%	(1)

Consolidated redevelopment projects
11 Hurley Street/ Greater Boston/Cambridge	100%	9/29/16	—	—	—		59,783	59,783	100%	100%	—%	$36,500	(1)	9.8%	(1)(2)	8.8%	(1)(2)	9.7%	(1)(2)

Unconsolidated joint venture development project
360 Longwood Avenue/ Greater Boston/Longwood Medical Area	27.5%	Various	259,859	2,508	51,040		—	313,407	76%	76%	—%	$108,965		8.2%	(4)	7.3%	(4)	7.8%	(4)
			614,120	4,291	409,244		590,260	1,617,915

(1)	Below is our originally disclosed investment and yields for development and redevelopment projects placed into service during 2016:

		Unlevered Yields
Property	Investment	Average Cash	Initial Stabilized Cash Basis	Initial Stabilized
50/60 Binney Street	$500,000	8.1%	7.3%	7.4%
430 East 29th Street	$463,200	7.1%	6.6%	6.5%
5200 Illumina Way, Building 6	$69,900	8.6%	7.0%	8.4%
11 Hurley Street	$41,000	8.8%	7.9%	8.6%
.

(2)	Improvement of our initial yields is primarily due to significant reduction in total project costs.

(3)	Includes 34,017 RSF delivered vacant in 2Q16.

(4)	Consistent with previously disclosed estimated yields.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	36

Development and Redevelopment Projects Placed into Service during 2016 (continued)
September 30, 2016

50 Binney Street	60 Binney Street	430 East 29th Street
Greater Boston/Cambridge	Greater Boston/Cambridge	New York City/Manhattan
274,734 RSF	255,743 RSF	418,639 RSF
Sanofi Genzyme	bluebird bio, Inc.	Roche/New York University/Others

5200 Illumina Way, Building 6	11 Hurley Street	360 Longwood Avenue
San Diego/University Town Center	Greater Boston/Cambridge	Greater Boston/Longwood Medical Area
295,609 RSF	59,783 RSF	313,407 RSF
Illumina, Inc.	Editas Medicine, Inc.	Dana-Farber Cancer Institute, Inc. The Children’s Hospital Corporation

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	37

Visible-Growth Highly Leased Pipeline: Projects Expected to Be Placed into Service in 4Q16
September 30, 2016
(Dollars in thousands)

	Dev/ Redev	Project RSF			Percentage		Total Leased/Negotiating		Project Start	Occupancy
Property/Market/Submarket		In Service	CIP	Total	Leased	Negotiating	RSF	%		Initial	Stabilized
Consolidated projects
4796 Executive Drive/San Diego/University Town Center	Dev	—	61,755	61,755	100%	—%	61,755	100%	4Q15	4Q16	4Q16
10290 Campus Point Drive/San Diego/University Town Center	Redev	—	304,326	304,326	100%	—%	304,326	100%	3Q15	4Q16	4Q16
		—	366,081	366,081	100%	—%	366,081	100%
Unconsolidated joint venture projects
360 Longwood Avenue/Greater Boston/Longwood Medical Area	Dev	313,407	100,392	413,799	76%	—%	313,407	76%	2Q12	3Q14	4Q16 (1)
		313,407	466,473	779,880	87%	—%	679,488	87%

					Cost to Complete Funded By				Unlevered Yields
Property/Market/Submarket	Our Ownership Interest						Total at Completion		Average Cash		Initial Stabilized Cash Basis		Initial Stabilized
			In Service	CIP	ARE	JV Partner
Consolidated projects
4796 Executive Drive/San Diego/University Town Center	100%		$—	$32,257	$9,943	$—	$42,200		7.7%		6.8%		7.1%
10290 Campus Point Drive/San Diego/University Town Center	55%	(3)	—	205,257	—	16,743	222,000	(2)	7.6%	(2)	6.8%	(2)	7.0%	(2)
			$—	$237,514	$9,943	$16,743	$264,200
Unconsolidated joint venture projects
360 Longwood Avenue/Greater Boston/Longwood Medical Area	27.5%		$72,989	$23,435	$3,597	$8,944	$108,965	(4)	8.2%	(4)	7.3%	(4)	7.8%	(4)

4796 Executive Drive	10290 Campus Point Drive	360 Longwood Avenue
San Diego/University Town Center	San Diego/University Town Center	Greater Boston/Longwood Medical Area
61,755 RSF	304,326 RSF	100,392 RSF
Otonomy, Inc.	Eli Lilly and Company	Dana-Farber Cancer Institute, Inc. The Children’s Hospital Corporation

(1)	We expect to place the project into service in 4Q16 with 100,392 RSF of remaining space to lease. Our ownership interest in this project is 27.5%.

(2)
Development management fees earned from these projects have been excluded from our estimate of unlevered yields. Project cost at completion represents 100% of the project, including cost incurred directly by us outside of the real estate joint venture. Our unlevered yields are based upon our share of the investment in real estate, including costs incurred directly by us outside of the real estate joint venture. The RSF related to the project in the table above represents 100% of project RSF.

(3)	Represents our ownership percentage upon completion of the project in 4Q16. As of September 30, 2016, our ownership percentage was 64.4%.

(4)	Our project cost at completion and unlevered yields are based upon our share of the investment in real estate, including costs incurred directly by us outside of the real estate joint venture.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	38

Visible-Growth Highly Leased Pipeline: Projects Expected to Be Placed into Service in 2017 and 2018
September 30, 2016
(Dollars in thousands)

	Dev/ Redev	Project RSF			Percentage		Total Leased/Negotiating			Project Start	Occupancy
Property/Market/Submarket		In Service	CIP	Total	Leased	Negotiating	RSF	%			Initial	Stabilized
Consolidated projects
100 Binney Street/Greater Boston/Cambridge	Dev	—	431,483	431,483	48%	31%	341,556	79%		3Q15	4Q17	2017
510 Townsend Street/San Francisco/Mission Bay/SoMa	Dev	—	300,000	300,000	100%	—%	300,000	100%		3Q15	3Q17	2017
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	Dev	—	150,000	150,000	100%	—%	150,000	100%		1Q16	2H17	2017
400 Dexter Avenue North/Seattle/Lake Union	Dev	—	287,806	287,806	62%	33%	272,675	95%	(1)	2Q15	1Q17	2018
ARE Spectrum/San Diego/Torrey Pines	Dev	102,938	233,523	336,461	90%	7%	327,529	97%		2Q16	2H17	2017
9625 Towne Centre Drive/San Diego/University Town Center	Redev	—	162,156	162,156	—%	100%	162,156	100%		3Q15	1Q17	2017
5200 Illumina Way, Parking Structure/San Diego/University Town Center	Dev	N/A	N/A	N/A	100%	—%	N/A	100%		2Q16	2H17	2017
		102,938	1,564,968	1,667,906	68%	25%	1,553,916	93%
Unconsolidated joint venture projects
1455/1515 Third Street/San Francisco/Mission Bay/SoMa	Dev	—	422,980	422,980	100%	—%	422,980	100%		3Q14	2Q/3Q18	2018
		102,938	1,987,948	2,090,886	75%	20%	1,976,896	95%

				Cost to Completed Funded By			Unlevered Yields
Property/Market/Submarket	Our Ownership Interest					Total at Completion	Average Cash	Initial Stabilized Cash Basis	Initial Stabilized
		In Service	CIP	ARE	JV Partner
Consolidated projects
100 Binney Street/Greater Boston/Cambridge	100%	$9,958	$232,795	$292,247	$—	$535,000	7.9%	7.0%	7.7%
510 Townsend Street/San Francisco/Mission Bay/SoMa	100%	—	107,682	130,318	—	238,000	7.9%	7.0%	7.2%
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	99.4%	—	52,621	88,379	—	141,000	8.6%	7.0%	8.2%
400 Dexter Avenue North/Seattle/Lake Union	100%	—	112,670	119,330	—	232,000	7.3%	6.9%	7.2%
ARE Spectrum/San Diego/Torrey Pines	100%	64,915	95,105	117,980	—	278,000	6.9%	6.1%	6.4%
9625 Towne Centre Drive/San Diego/University Town Center	100%	—	24,857	TBD	—	TBD	(2)	(2)	(2)
5200 Illumina Way, Parking Structure/San Diego/University Town Center	100%	—	12,473	57,527	—	70,000	7.0%	7.0%	7.0%
		$74,873	$638,203	TBD	$—	TBD
Unconsolidated joint venture projects
1455/1515 Third Street/San Francisco/Mission Bay/SoMa	51.0%	$10,787	$75,203	TBD	TBD	TBD	(2)	(2)	(2)

(1)	Remaining 5% of RSF represents retail space. Retail space is generally leased closer to completion of the building.

(2)	The design and budget of these projects are in process, and the estimated project costs with related yields will be disclosed in the future.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	39

Visible-Growth Highly Leased Pipeline: Projects Expected to Be Placed into Service in 2017 and 2018 (continued)

September 30, 2016

100 Binney Street	510 Townsend Street	505 Brannan Street, Phase I	400 Dexter Avenue North
Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa	Seattle/Lake Union
431,483 RSF	300,000 RSF	150,000 RSF	287,806 RSF
Bristol-Myers Squibb Company	Stripe, Inc.	Pinterest, Inc.	Juno Therapeutics, Inc.

ARE Spectrum	9625 Towne Centre Drive	1455/1515 Third Street
San Diego/Torrey Pines	San Diego/University Town Center	San Francisco/Mission Bay/SoMa
233,523 RSF	162,156 RSF	422,980 RSF
Celgene Corporation The Medicines Company Vertex Pharmaceuticals Incorporated	Negotiating	Uber Technologies, Inc.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	40

Key Future Projects
September 30, 2016
(Dollars in thousands, except per SF amounts)

	Our Interest				Square Feet
Property/Submarket			Book Value		Owned	Pending	Per SF (1)
Key future projects:
Greater Boston
One Kendall Square/Cambridge	100%		$—	(2)	—	172,500	$—
Alexandria Technology Square®/Cambridge	100%		7,787		100,000	—	78
San Francisco
88 Bluxome Street/Mission Bay/SoMa	100%		—	(2)	—	1,070,925	—
505 Brannan Street, Phase II/Mission Bay/SoMa	99.4%		13,430		165,000	—	81
Grand Avenue/South San Francisco	100%	(3)	47,240		521,791	—	91
560 Eccles Avenue/South San Francisco (4)	100%		17,655		144,000	—	123
New York
East 29th Street/Manhattan	100%		—		420,000	—	—
San Diego
5200 Illumina Way/University Town Center	100%		10,831		386,044	—	28
Campus Point Drive/University Town Center	100%		10,036		315,000	—	32
Seattle
1150/1165/1166 Eastlake Avenue East/Lake Union	100%		35,388		366,000	—	97
1818 Fairview Avenue East/Lake Union	100%		10,063		188,490	—	53
Research Triangle Park
6 Davis Drive/Research Triangle Park	100%		16,429		1,000,000	—	16
Key future projects			168,859		3,606,325	1,243,425	47

Other future projects (5)	100%		69,869		2,072,382	—	34

			$238,728		5,678,707	1,243,425	$42
Total future value-creation projects					6,922,132

(1)	Excludes acquisitions under contract at One Kendall Square and 88 Bluxome Street.

(2)	See “Acquisitions” on page 5 of our Earnings Press Release for additional information.

(3)
Subject to a redeemable noncontrolling interest, which earns a fixed return that is secured by one of our consolidated real estate joint ventures, at our 213 East Grand Avenue property aggregating 293,855 RSF.

(4)	Represents an additional parcel located near our 341/343 Oyster Point Boulevard properties and within walking distance of Roche’s campus in South San Francisco.

(5)	Other future projects comprise the following:

Market	Our Interest	Book Value	Square Feet	Per SF (1)
Greater Boston	100%	$10,181	405,599	$25
San Francisco	100%	—	95,620	—
San Diego	100%	25,630	193,895	132
Maryland	100%	18,117	668,721	27
Research Triangle Park	100%	4,150	76,262	54
Non-cluster markets	100%	11,791	632,285	19
		$69,869	2,072,382	$34

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	41

Key Future Projects (continued)
September 30, 2016

One Kendall Square (1)	88 Bluxome Street (1) / 505 Brannan Street	Grand Avenue / 560 Eccles Avenue	East 29th Street
Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa	New York/Manhattan
172,500 SF	1,070,925 SF / 165,000 SF	521,791 SF / 144,000 SF	420,000 SF

5200 Illumina Way	Campus Pointe Drive	1156/1165/1166 Eastlake Avenue East / 1818 Fairview Avenue East	6 Davis Drive
San Diego/University Town Center	San Diego/University Town Center	Seattle/Lake Union	Research Triangle Park/RTP
386,044 SF	315,000 SF	366,000 SF / 188,490 SF	1,000,000 SF

(1)    Acquisition under contract as of September 30, 2016. Refer to page 5 of our Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	42

Year to Date and Projected Construction Spending
September 30, 2016
(Dollars in thousands, except for per RSF amounts)

Year to Date Construction Spending	Nine Months Ended September 30, 2016
Additions to real estate – consolidated projects (1)	$638,568
Investments in unconsolidated real estate joint ventures	6,924
Construction spending (cash basis)	645,492
Increase in accrued construction	23,023
Noncontrolling interest share of construction spending (consolidated joint ventures)	(84,436)
Year to date construction spending	$584,079

(1)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures shown in the table below.

Projected Construction Spending	Year Ending December 31, 2016
Development and redevelopment projects	$205,000
Generic laboratory infrastructure/building improvement projects	31,000
Non-revenue-enhancing capital expenditures and tenant improvements	2,500
Contributions from noncontrolling interests (consolidated joint ventures)	(11,041)
Total projected construction spending for the three months ending December 31, 2016	$227,459
Year to date construction spending for the nine months ended September 30, 2016	584,079
Guidance range for the year ending December 31, 2016	$785,000	–	835,000

Non-Revenue-Enhancing Capital Expenditures, Tenant Improvements, and Leasing Costs (1)	Nine Months Ended September 30, 2016			Recent Average per RSF (2)
	Amount	RSF	Per RSF
Non-revenue-enhancing capital expenditures	$7,071	16,511,522	$0.43	$0.42

Tenant improvements and leasing costs:
Re-tenanted space	$13,415	692,560	$19.37	$16.29
Renewal space	8,390	765,826	10.96	7.73
Total tenant improvements and leasing costs/weighted average	$21,805	1,458,386	$14.95	$10.26

(1)	Excludes amounts that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment.

(2)	Represents the average of 2012 through 2015, and nine months ended September 30, 2016, annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	43

Joint Venture Financial Information
September 30, 2016
(Dollars in thousands)

We present components of operating results and balance sheet information for the share of our consolidated real estate joint ventures owned by noncontrolling interests and for our share of investments in unconsolidated real estate joint ventures. These amounts are estimated by computing, for each joint venture that we consolidate in our financial statements, the noncontrolling interest percentage of each financial item to arrive at the cumulative noncontrolling interest share of each component presented. In addition, for our real estate joint ventures that we do not control and do not consolidate, we apply our economic ownership percentage to these unconsolidated real estate joint ventures to arrive at our proportionate share of each component presented. We believe this information may help investors estimate the impact of partially owned entities to our consolidated financial statements.

Consolidated real estate joint ventures
Property/Market/Submarket	Noncontrolling Interest Share	(1)
225 Binney Street/Greater Boston/Cambridge	70%
1500 Owns Street/San Francisco/ Mission Bay/SoMa	49.9%
409/499 Illinois Street/San Francisco/ Mission Bay/SoMa	40%
10290 Campus Point Drive/San Diego/ University Town Center	45%	(2)

Noncontrolling Interest Share of Consolidated Real Estate Joint Ventures
	September 30, 2016			3Q16	YTD 3Q16
Investments in real estate	$388,885		Total revenues	$8,481	$25,054
Cash and cash equivalents	16,214		Rental operations	(2,321)	(6,778)
Other assets	19,120			6,160	18,276
Secured notes payable	—		General and administrative	(42)	(110)
Other liabilities	(41,376)		Interest	—	—
Redeemable noncontrolling interests	(9,012)	(3)	Depreciation and amortization	(2,224)	(6,751)
Noncontrolling interests	$373,831		Impairment of real estate	—	(586)
			Net income (4)	$3,894	$10,829

Unconsolidated real estate joint ventures
Property/Market/Submarket	Our Share
360 Longwood Avenue/Greater Boston/Longwood Medical Area	27.5%
1455/1515 Third Street/San Francisco/ Mission Bay/SoMa	51%

Our Share of Unconsolidated Real Estate Joint Ventures
	September 30, 2016			3Q16	YTD 3Q16
Rental properties, net	$80,049		Total revenues	$2,348	$6,192
Development and redevelopment projects	98,638		Rental operations	(700)	(2,262)
Investments in real estate	178,687			1,648	3,930
Cash and cash equivalents	4,767		General and administrative	(16)	(68)
Other assets	9,532		Interest	(701)	(2,080)
Secured notes payable	(49,794)	(5)	Depreciation and amortization	(658)	(2,052)
Other liabilities	(9,612)		Equity in earnings (loss) of unconsolidated real estate JVs	$273	$(270)
Investments in unconsolidated real estate JVs	$133,580

(1)	In addition, to the consolidated real estate joint ventures listed, various partners hold insignificant interests in three other properties in North America.

(2)	Upon completion of the project in 4Q16.

(3)	Represents redeemable noncontrolling interests aggregating approximately 26% ownership in one of our consolidated real estate joint ventures.

(4)
Excludes net income attributable to redeemable noncontrolling interests. These redeemable interests earn a fixed preferred return of 8.4%, rather than a variable return based upon their ownership percentage of the real estate joint venture, and have been excluded from our calculation.

(5)
Represents a non-recourse, secured construction loan with aggregate commitments of $213.2 million, of which $175.2 million bears interest at a fixed rate of 5.25% and $38.0 million bears interest at a floating rate of LIBOR+3.75%, with a floor of 5.25%. Borrowings under the floating rate tranche are subject to an interest rate cap on LIBOR of 3.50%. The maturity date of the loan is April 1, 2017, with two, one-year options to extend the stated maturity date to April 1, 2019, subject to certain conditions. The amount of $181.1 million classified as a secured note payable as of September 30, 2016, consists of $181.3 million of outstanding principal of the secured note payable, net of $235 thousand of unamortized deferred financing costs.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	44

Real Estate Investments in Asia
September 30, 2016
(Dollars in thousands)

In April 2016, our Board of Directors approved the monetization of our remaining real estate investments in Asia in order to invest capital into our highly leased value-creation pipeline. As a result of this decision, we recognized an aggregate impairment charge of $190.4 million during the nine months ended September 30, 2016, to reduce our net book value to fair value less cost to sell. We believe our remaining real estate investments in Asia will be monetized in several separate transactions over the next several quarters.

Dispositions – Asia	Rental Properties		Land Parcels
	Number	RSF	Number	Acres	Sales Price
Completed dispositions as of September 30, 2016	—	—	2	28	$12,767
Completed dispositions in October 2016	6	566,355	2	109	39,590
Remaining assets held for sale (1)	2	634,328	2	59	53,600
Total	8	1,200,683	6	196	$105,957

(1)	Remaining assets held for sale consist of two operating properties located in China and two land parcels located in India.

	Three Months Ended	Nine Months Ended
Operating Information	September 30, 2016	September 30, 2016
Total revenues	$3,493	$10,009
Operating expenses	(3,041)	(7,764)
	452	2,245
General and administrative expense	(432)	(2,154)
	20	91
Depreciation expense	—	(3,009)
Impairment of real estate	(7,326)	(190,424)
Net loss	$(7,306)	$(193,342)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	45

Investments
September 30, 2016
(Dollars in thousands)

Public/Private Mix (Cost)				Tenant/Non-Tenant Mix (Cost)

Investment Type	Cost	Net Unrealized Gains	Total	Number of Investments 203 Average Cost $1.4M
Public	$40,090	$28,917	$69,007
Private	251,982	—	251,982
Total	$292,072	$28,917	$320,989

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	46

Key Credit Metrics
September 30, 2016

Net Debt to Adjusted EBITDA (1)	Liquidity

	$1.9B

	(In millions)
	Availability under our $1.65 billion unsecured senior line of credit	$1,234
	Remaining construction loan commitments	416
	Available-for-sale equity securities, at fair value	69
	Cash and cash equivalents	158
		$1,877

Fixed-Charge Coverage Ratio (1)	Unencumbered Net Operating Income (2)

	87%

(1)	Quarter annualized.

(2)	For the three months ended September 30, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	47

Summary of Debt
September 30, 2016

Debt maturities chart
(Dollars in millions)

Fixed-rate/hedged and unhedged variable-rate debt

	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt			Weighted-Average
						Remaining Term (in years)
(Dollars in thousands)			Total	Percentage	Interest Rate (1)
Secured notes payable	$419,276	$370,174	$789,450	18.2%	3.34%	2.6
Unsecured senior notes payable	2,377,482	—	2,377,482	55.0	4.14	7.5
$1.65 billion unsecured senior line of credit	200,000	216,000	416,000	9.6	1.52	5.1
2019 Unsecured Senior Bank Term Loan	398,355	—	398,355	9.2	3.03	2.3
2021 Unsecured Senior Bank Term Loan	347,807	—	347,807	8.0	2.18	4.3
Total/weighted average	$3,742,920	$586,174	$4,329,094	100.0%	3.49%	5.6
Percentage of total debt	86%	14%	100%

(1)	See footnote 1 on page 49 for additional information on weighted-average interest rate.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	48

Summary of Debt (continued)
September 30, 2016
(Dollars in thousands)

	Stated Rate		Weighted-Average Interest Rate		Maturity Date		Principal Payments Remaining for the Periods Ending December 31,							Unamortized (Deferred Financing Cost), (Discount)/Premium
Debt				(1)		(2)	2016	2017	2018	2019	2020	Thereafter	Principal		Total
Secured notes payable
Maryland	2.44%		2.81%		1/20/17	(3)	$—	$76,000	$—	$—	$—	$—	$76,000	$(86)	$75,914
Greater Boston	L+1.35		2.47		8/23/17		—	210,464	—	—	—	—	210,464	(1,268)	209,196
Greater Boston	L+1.50		1.85		1/28/19	(4)	—	—	—	213,969	—	—	213,969	(2,781)	211,188
Greater Boston	L+2.00		2.79		4/20/19	(4)	—	—	—	64,256	—	—	64,256	(3,410)	60,846
Greater Boston, San Diego, Seattle, and Maryland	7.75		8.10		4/1/20		437	1,833	1,979	2,140	104,351	—	110,740	(1,169)	109,571
San Diego	4.66		4.99		1/1/23		370	1,540	1,614	1,692	1,770	29,905	36,891	(412)	36,479
Greater Boston	3.93		3.18		3/10/23		—	—	1,091	1,505	1,566	77,838	82,000	3,463	85,463
San Francisco	6.50		6.76		7/1/36		—	20	22	23	25	703	793	—	793
Secured debt weighted-average interest rate/subtotal	3.32%		3.34				807	289,857	4,706	283,585	107,712	108,446	795,113	(5,663)	789,450

2019 Unsecured Senior Bank Term Loan	L+1.20%		3.03		1/3/19		—	—	—	400,000	—	—	400,000	(1,645)	398,355
2021 Unsecured Senior Bank Term Loan	L+1.10%		2.18		1/15/21		—	—	—	—	—	350,000	350,000	(2,193)	347,807
$1.65 billion unsecured senior line of credit	L+1.00%	(5)	1.52		10/29/21		—	—	—	—	—	416,000	416,000	—	416,000
Unsecured senior notes payable	2.75%		2.95		1/15/20		—	—	—	—	400,000	—	400,000	(2,601)	397,399
Unsecured senior notes payable	4.60%		4.72		4/1/22		—	—	—	—	—	550,000	550,000	(3,563)	546,437
Unsecured senior notes payable	3.90%		4.02		6/15/23		—	—	—	—	—	500,000	500,000	(3,954)	496,046
Unsecured senior notes payable	4.30%		4.46		1/15/26		—	—	—	—	—	300,000	300,000	(4,455)	295,545
Unsecured senior notes payable	3.95%		4.11		1/15/27		—	—	—	—	—	350,000	350,000	(5,114)	344,886
Unsecured senior notes payable	4.50%		4.58		7/30/29		—	—	—	—	—	300,000	300,000	(2,831)	297,169
Unsecured debt weighted-average/subtotal			3.52				—	—	—	400,000	400,000	2,766,000	3,566,000	(26,356)	3,539,644
Weighted-average interest rate/total			3.49%				$807	$289,857	$4,706	$683,585	$507,712	$2,874,446	$4,361,113	$(32,019)	$4,329,094

Balloon payments							$—	$286,464	$—	$678,226	$503,979	$2,866,487	$4,335,156	$—	$4,335,156
Principal amortization							807	3,393	4,706	5,359	3,733	7,959	25,957	(32,019)	(6,062)
Total debt							$807	$289,857	$4,706	$683,585	$507,712	$2,874,446	$4,361,113	$(32,019)	$4,329,094

Fixed-rate/hedged variable-rate debt							$807	$153,393	$4,706	$445,359	$507,712	$2,658,446	$3,770,423	$(27,503)	$3,742,920
Unhedged variable-rate debt							—	136,464	—	238,226	—	216,000	590,690	(4,516)	586,174
Total debt							$807	$289,857	$4,706	$683,585	$507,712	$2,874,446	$4,361,113	$(32,019)	$4,329,094

(1)	Represents the weighted-average interest rate as of the end of the applicable period plus the impact of debt premiums/discounts, interest rate swap agreements, and deferred financing costs.

(2)	Reflects any extension options that we control.

(3)	We intend to repay this loan in December 2016 in advance of its maturity date of January 20, 2017.

(4)	See “Secured Construction Loans” on the following page regarding options to extend maturity dates.

(5)
Our $1.65 billion unsecured senior line of credit contains a feature that allows lenders to competitively bid on the interest rate for borrowings under the facility. This may result in an interest rate that is below the stated rate. In addition to the cost of borrowing, the facility is subject to an annual facility fee of 0.20%, based on the aggregate commitments. Unamortized deferred financing costs related to our unsecured senior line of credit are classified in other assets and are excluded from the calculation of the weighted-average interest rate.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	49

Summary of Debt (continued)
September 30, 2016
(Dollars in thousands)

Secured construction loans
Property/Market/Submarket	Stated Rate		Maturity Date		Outstanding Balance	Remaining Commitments	Total Commitments
75/125 Binney Street/Greater Boston/Cambridge	L+1.35%		8/23/17		$210,464	$39,936	$250,400
50/60 Binney Street/Greater Boston/Cambridge	L+1.50%		1/28/19	(1)	213,969	136,031	350,000
100 Binney Street/Greater Boston/Cambridge	L+2.00%	(2)	4/20/19	(3)	64,256	240,025	304,281
					$488,689	$415,992	$904,681

(1)	We have two, one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions.

(2)	See interest rate cap agreements in table at bottom of page.

(3)	We have two, one-year options to extend the stated maturity date to April 20, 2021, subject to certain conditions.

Debt covenants	Unsecured Senior Notes Payable		$1.65 Billion Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios(1)	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	41%	≤ 60.0%	34.1%
Secured Debt to Total Assets	≤ 40%	7%	≤ 45.0%	6.4%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.0x	≥ 1.50x	3.29x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	237%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	38.4%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	6.35x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements; therefore, EBITDA is not calculated under the definition set forth by the SEC in Exchange Act Release No. 47226.

Interest rate hedge agreements			Number of Contracts	Weighted-Average Interest Pay Rate/ Cap Rate (1)	Fair Value as of 9/30/16
Interest Rate Hedge Type	Effective Date	Maturity Date				Notional Amount in Effect as of
						9/30/16	12/31/16	12/31/17	12/31/18
Swap	September 1, 2015	March 31, 2017	2	0.57%	$18	$100,000	$100,000	$—	$—
Swap	March 31, 2016	March 31, 2017	11	1.15%	(2,691)	1,000,000	1,000,000	—	—
Swap	March 31, 2017	March 31, 2018	15	1.31%	(4,592)	—	—	900,000	—
Swap	March 29, 2018	March 31, 2019	6	1.01%	(374)	—	—	—	450,000
Cap	July 29, 2016	April 20, 2019	2	2.00%	114	40,000	55,000	126,000	150,000
Total					$(7,525)	$1,140,000	$1,155,000	$1,026,000	$600,000

(1)
In addition to the interest pay rate for each swap agreement, interest is payable at an applicable margin over LIBOR for borrowings outstanding as of September 30, 2016, as listed under the column heading “Stated Rate” in our summary table of outstanding indebtedness and respective principal payments on page 49.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	50

Definitions and Reconciliations
September 30, 2016

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended
(Dollars in thousands)	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Net income (loss)	$28,559	$(108,116)	$9,966	$42,977	$39,699
Interest expense	25,850	25,025	24,855	28,230	27,679
Income taxes	355	924	1,095	2,160	1,392
Depreciation and amortization	77,133	70,169	70,866	72,245	67,953
Stock compensation expense	7,451	6,117	5,439	4,590	5,178
Loss on early extinguishment of debt	3,230	—	—	—	—
Gain on sales of real estate – rental properties	—	—	—	(12,426)	—
Gain on sales of real estate – land parcels	(90)	—	—	—	—
Impairment of real estate and non-real estate investments	11,179	156,143	28,980	8,740	—
Adjusted EBITDA	$153,667	$150,262	$141,201	$146,516	$141,901

Revenues	$230,379	$226,076	$216,089	$223,955	$218,610

Adjusted EBITDA margins	67%	66%	65%	65%	65%

We use Adjusted EBITDA as a supplemental performance measure of our core operations for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments. We believe Adjusted EBITDA provides investors relevant and useful information because it allows investors to view income from our operations on an unleveraged basis before the effects of taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, and sales of real estate, and impairments.

By excluding interest expense and gains or losses on early extinguishment of debt, Adjusted EBITDA allows investors to measure our performance independent of our capital structure and indebtedness. We believe that excluding charges related to share-based compensation facilitates a comparison of our operations across periods without the variances caused by the volatility of the expense (which depends on market forces outside our control). We believe that adjusting for the effects of impairments and gains/losses on sales of real estate allows investors to evaluate performance period-to-period on a consistent basis without having to account for differences recognized because of investment and disposition decisions. Adjusted EBITDA has limitations as measures of our performance. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income or cash flows from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating RSF (using rental revenue in accordance with GAAP). Annualized base rent and measures computed using annualized base rent are presented at 100% for all properties under our management, including properties held by our consolidated and unconsolidated real estate joint ventures.

Average cash yield

See definition of initial stabilized yield (unlevered).

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Construction in progress

A key component of our business model is our development and redevelopment projects under construction. These projects are focused on providing high-quality, generic, and reusable space to meet the real estate requirements of and are reusable by a wide range of tenants. We also have certain significant value-creation projects undergoing important and substantial predevelopment activities to bring these assets to their intended use. These critical activities add significant value and are required for the construction of buildings. Upon completion, each value-creation project is expected to generate significant revenues and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe result in higher occupancy levels, longer lease terms, and higher rental income and returns. Development projects generally consist of the ground-up development of generic and reusable facilities. We generally will not commence new development projects for aboveground construction of Class A space without first securing pre-leasing for such space, except when there is significant market demand for high-quality Class A facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory or tech office space.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with high- quality, dynamic, and collaborative ecosystems that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annualized base rent than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

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Definitions and Reconciliations (continued)
September 30, 2016

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure, representing the ratio of Adjusted EBITDA to fixed charges. This ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and amortization of debt (premiums) discounts. The fixed-charge coverage ratio calculation below is not directly comparable to the computation of ratio of earnings to fixed charges as defined in Item 503(d) of Regulation S-K and to the computation of “Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” included in Exhibit 12.1 to our annual report on Form 10-K.

The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Adjusted EBITDA	$153,667	$150,262	$141,201	$146,516	$141,901

Interest expense	$25,850	$25,025	$24,855	$28,230	$27,679
Capitalized interest	14,903	13,788	12,099	8,696	8,436
Amortization of loan fees	(3,080)	(2,953)	(2,759)	(2,654)	(2,625)
Amortization of debt premiums	5	26	86	90	100
Cash interest	37,678	35,886	34,281	34,362	33,590
Dividends on preferred stock	5,007	5,474	5,907	6,246	6,247
Fixed charges	$42,685	$41,360	$40,188	$40,608	$39,837

Fixed-charge coverage ratio:
– quarter annualized	3.6x	3.6x	3.5x	3.6x	3.6x
– trailing 12 months	3.6x	3.6x	3.5x	3.5x	3.4x

Funds from operations and funds from operations, as adjusted (attributable to Alexandria’s common stockholders)

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the NAREIT Board of Governors established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that FFO, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of investment and disposition decisions, financing decisions, capital structures, and capital market transactions. We compute FFO in accordance with standards established by the NAREIT Board of Governors in its April 2002 White Paper and related implementation guidance (the “NAREIT White Paper”). The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels, and impairments of depreciable real estate (excluding land parcels) plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions which do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper less/plus significant gains/losses on the sale of investments, plus losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate and land parcels, impairments of non-real estate investments, deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of net operating income at stabilization and our investment in the property. Our initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time due to contractual annual rent escalations, and our average cash yields are expected, in general, to be greater than our initial stabilized yields (cash basis). Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner, if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis, and our total cash investment in the property.

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Definitions and Reconciliations (continued)
September 30, 2016

Joint venture financial information

We present components of operating results and balance sheet information related to our joint ventures, which are not in accordance with or intended to be presentations in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control, and do not consolidate, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of operating results and balance sheet information related to joint ventures do not represent our legal claim to those items. The joint venture agreement for each entity that we do not wholly own generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the impact of partially owned entities. Presenting this information provides a perspective not immediately available from consolidated results and one that can supplement consolidated financial statements for the potential impact of joint ventures on assets and liabilities, or revenues and expenses.

The components of operating results and balance sheet information related to joint ventures are limited as an analytical tool, as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of income and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt to Adjusted EBITDA

Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Refer to “Adjusted EBITDA” for further information on the calculation of Adjusted EBITDA. The following table reconciles debt to net debt and computes net debt to Adjusted EBITDA:

(Dollars in thousands)	9/30/16		6/30/16		3/31/16		12/31/15		9/30/15
Secured notes payable	$789,450		$722,794		$816,578		$809,818		$767,874
Unsecured senior notes payable	2,377,482		2,376,713		2,031,284		2,030,631		1,734,857
Unsecured senior line of credit	416,000		72,000		299,000		151,000		843,000
Unsecured senior bank term loans	746,162		945,030		944,637		944,243		943,857
Unamortized deferred financing costs	31,420		34,302		28,474		30,103		24,644
Cash and cash equivalents	(157,928)		(256,000)		(146,197)		(125,098)		(76,383)
Restricted cash	(16,406)		(13,131)		(14,885)		(28,872)		(36,993)
Net debt	$4,186,180		$3,881,708		$3,958,891		$3,811,825		$4,200,856

Adjusted EBITDA:
– quarter annualized	$614,668		$601,048		$564,804		$586,064		$567,604
– trailing 12 months	$591,646		$579,880		$562,454		$547,739		$524,217
Net debt to Adjusted EBITDA:
– quarter annualized	6.8	x	6.5	x	7.0	x	6.5	x	7.4	x
– trailing 12 months	7.1	x	6.7	x	7.0	x	7.0	x	8.0	x

Previously disclosed ratios included the impact of pro rata adjustments for our consolidated and unconsolidated joint ventures. Beginning in 3Q16, these ratios are calculated based on our consolidated results. When compared to currently disclosed ratios, previously disclosed net debt to Adjusted EBITDA, quarter annualized and trailing 12 months, were generally between 0.0x to 0.2x higher.

Net operating income

The following table reconciles income (loss) from continuing operations to total net operating income:

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	9/30/16	9/30/15	9/30/16	9/30/15
Income (loss) from continuing operations	$28,469	$39,699	$(69,681)	$103,180

Equity in (earnings) losses of unconsolidated joint ventures	(273)	(710)	270	(1,825)
General and administrative	15,854	15,143	46,426	44,519
Interest expense	25,850	27,679	75,730	77,583
Depreciation and amortization	77,133	67,953	218,168	189,044
Impairment of real estate	8,114	—	193,237	14,510
Loss on early extinguishment of debt	3,230	—	3,230	189
Total net operating income	$158,377	$149,764	$467,380	$427,200

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Definitions and Reconciliations (continued)
September 30, 2016

Net operating income is a non-GAAP financial measure calculated as income (loss) from continuing operations, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding general and administrative expense, interest, depreciation and amortization, impairment of real estate, and gain/loss on early extinguishment of debt. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates the timing differences between the recognition of revenue in accordance with GAAP and the receipt of payments reflected in our consolidated results.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates rental rates, and operating costs, which provides a perspective not immediately apparent from income from continuing operations. Net operating income can be used to measure the initial stabilized yields of our properties by calculating the quotient of net operating income generated by a property on a straight-line basis, and our investment in the property, excluding the impact of leverage. Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions and the deterioration in market conditions that adversely impact underlying real estate values. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses that are included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.

We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income from continuing operations as presented in our consolidated statements of income. Net operating income should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, annualized base rent, annualized base rent per occupied RSF, occupancy, RSF, leasing activity, rental rates, and contractual lease expirations. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute operating statistics at 100% for all properties managed by us, including properties owned by our consolidated and unconsolidated real estate joint ventures.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development and/or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties, referred to as same properties, that were fully operating for the entirety of the comparative periods presented. These properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions), which have been excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of same properties.

The following table reconciles the number of same properties to total properties for YTD 3Q16:

Development – under construction	Properties
100 Binney Street	1
510 Townsend Street	1
505 Brannan Street	1
ARE Spectrum	3
4796 Executive Drive	1
400 Dexter Avenue North	1
360 Longwood Avenue (unconsolidated joint venture)	1
1455/1515 Third Street (unconsolidated joint venture)	2
5200 Illumina Way, Parking Structure	N/A
11

Development – placed into service after January 1, 2015	Properties
50/60 Binney Street	2
75/125 Binney Street	1
430 East 29th Street	1
5200 Illumina Way, Building 6	1
6040 George Watts Hill Drive	1
6

Redevelopment – under construction	Properties
10290 Campus Point Drive	1
9625 Towne Centre Drive	1
2

Redevelopment – placed into service after January 1, 2015	Properties
225 Second Avenue	1
11055/11065/11075 Roselle Street	3
10151 Barnes Canyon Road	1
11 Hurley Street	1
6

Acquisitions after January 1, 2015	Properties
640 Memorial Drive	1

Properties held for sale	2
Total properties excluded from same properties	28

Same properties	161

Total properties as of September 30, 2016	189

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Definitions and Reconciliations (continued)
September 30, 2016

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock, 6.45% Series E cumulative redeemable preferred stock, and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt, as calculated in accordance with GAAP.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level. We use unencumbered net operating income as a percentage of total net operating income in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations.

Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

	Three Months Ended
(Dollars in thousands)	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Unencumbered net operating income	$137,943	$138,283	$123,801	$125,986	$118,856
Encumbered net operating income	20,434	20,468	26,451	29,056	30,908
Total net operating income	$158,377	$158,751	$150,252	$155,042	$149,764
Unencumbered net operating income as a percentage of total net operating income	87%	87%	82%	81%	79%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate swap agreements, and the amount of loan fee amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Weighted-average interest rate for capitalization of interest	3.78%	3.70%	3.60%	3.37%	3.34%

Weighted-average shares - diluted

In July 2016, we executed forward equity sales agreements for an aggregate of 7.5 million shares of common stock at a public offering price of $101.00 per share less issuance costs and underwriters’ discount. The impact of the forward equity sales agreements was included in the computation of diluted EPS for 3Q16 and diluted FFO per share for 3Q16 and YTD 3Q16, as the effect of these agreements was dilutive. The impact of the forward equity sales agreements was excluded from the calculation of diluted EPS for YTD 3Q16 as the Company had a net loss during that period and, therefore, the effect of the forward equity sales agreements on EPS was antidilutive. Weighted average shares outstanding – diluted for 3Q16 used in computation of EPS and for 3Q16 and YTD 2016 used in computation of diluted FFO per share, include shares from the dilutive impact of the forward equity sales agreements using the treasury method of accounting for these 7.5 million shares (assumed issuance of 7.5 million shares at the contractual price, less assumed repurchase of common shares at the average market price using the net proceeds of $724.0 million from the forward equity sales agreements). The impact to our weighted average shares – diluted for 3Q16 (EPS and FFO per share) and YTD 3Q16 (FFO per share only) was 751 thousand and 252 thousand weighted average incremental shares, respectively.

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